UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No. __)

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Filed by a Party other than the Registrant ☐

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S	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to § 240.14A-12
Chemung Financial Corporation
(Name of Registrant as Specified in Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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One Chemung Canal Plaza
Elmira, New York 14901

March 27, 2015

Dear Fellow Shareholder:

You are invited to attend the Annual Meeting of Shareholders of Chemung Financial Corporation on Thursday, May 7, 2015 at the Holiday Inn Elmira – Riverview, located at 760 East Water Street, Elmira, New York at 2:00 p.m.

The Annual Meeting will begin with a review of the matters to be voted upon by the shareholders, as described in the accompanying Notice of Annual Meeting of Shareholders and related Proxy Statement.  In addition to the formal business matters upon which shareholder action is required, we will report to you on the condition of your Company, what we accomplished in 2014, and our plans for the future.

Your vote is important.  We want to be sure that your shares are represented and that your vote is properly accounted for and, whether or not you plan to attend the Annual Meeting, we request that you vote your shares.  You may vote your shares by telephone, by the Internet or by returning the enclosed proxy card, as further explained in the Proxy Statement.  Please see the attached Notice of Annual Meeting of Shareholders and accompanying Proxy Statement for additional information regarding how to vote your shares.

We also encourage you to review the following Proxy Statement for a better understanding of the Company, its compensation practices and corporate governance structure, as well as a summary of the matters that will be voted on this year.  We have attempted to present the information contained in the Proxy Statement in a straightforward and easily understood manner.  However, much of the information presented is required by law to be included in a certain format.  We appreciate your taking the time to read our Proxy Statement and hope that we have addressed the issues that interest you, our shareholders.  Thank you for your support and investment in Chemung Financial Corporation.

Sincerely,

Ronald M. Bentley
President & CEO

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CHEMUNG FINANCIAL CORPORATION
One Chemung Canal Plaza
Elmira, New York 14901

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To Our Shareholders:

NOTICE IS HEREBY GIVEN that the 2015 Annual Meeting of the Shareholders of Chemung Financial Corporation ("the Annual Meeting") will be held at the Holiday Inn Elmira – Riverview, 760 East Water Street, Elmira, New York, on Thursday, May 7, 2015 at 2:00 p.m., for the following purposes:
1.	Election of Directors [Proposal 1]:
a.            The election of four directors for a term of three years expiring in 2018;
2.	To approve on a non-binding advisory basis, the compensation of the Named Executive Officers of the Company ("Say-On-Pay") [Proposal 2];
3.	To approve the Chemung Financial Corporation/Chemung Canal Trust Company Amended and Restated Directors' Deferred Fee Plan (the "Directors' Deferred Fee Plan") [Proposal 3];
4.	Ratification of the appointment of Crowe Horwath LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2015 [Proposal 4]; and
to consider and transact such other business as may properly come before the Annual Meeting or any adjournment thereof.  At the present time, the Board of Directors knows of no other business to come before the Annual Meeting.
Whether or not you plan to attend the Annual Meeting, it is important that your shares are represented at the Annual Meeting.  Please vote by completing, signing and mailing the enclosed Proxy Card in the postage-paid envelope provided, or vote by telephone or via the Internet following the instructions on the Proxy Card.  If you do attend the Annual Meeting, you may revoke your proxy and vote your shares in person.
The close of business on March 9, 2015 has been fixed as the record date for the determination of the shareholders entitled to notice of and to vote at the Annual Meeting.
By Order of the Board of Directors

Kathleen S. McKillip
Secretary

March 27, 2015
Elmira, New York

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Shareholders to be held on May 7, 2015: The Company's 2014 Annual Report to Shareholders on Form 10-K, an abbreviated report for the twelve-month period, and the form of Proxy for the Annual Meeting accompany this Proxy Statement.  The 2015 Proxy Statement and 2014 Annual Report to Shareholders are available at http://www.astproxyportal.com/ast/01079.

i

CHEMUNG FINANCIAL CORPORATION
PROXY STATEMENT
 ANNUAL MEETING OF SHAREHOLDERS
MAY 7, 2015
Information Regarding The Annual Meeting
Time and Place of the Meeting

This Proxy Statement is provided in connection with the solicitation of proxies by the Board of Directors (the "Board") for use at the Annual Meeting of Shareholders (the "Annual Meeting") of Chemung Financial Corporation ("Chemung Financial" or "the Company") to be held on Thursday, May 7, 2015 at 2:00 p.m., at the Holiday Inn Elmira – Riverview, 760 East Water Street, Elmira, New York.
This Proxy Statement and the accompanying Proxy and Notice of Annual Meeting of Shareholders are being mailed to shareholders on or about March 27, 2015.  In the Proxy Statement, the "Bank" refers to Chemung Canal Trust Company, a subsidiary bank of Chemung Financial.
Shareholders Entitled to Vote

The record date for the Annual Meeting is March 9, 2015.  Only shareholders of record at the close of business on that date are entitled to notice of and to vote at the Annual Meeting. On the record date there were 4,647,572 shares of common stock of the Company outstanding and entitled to vote.  Each share of common stock is entitled to one vote on each matter that properly comes before the meeting.
Quorum

A quorum of shareholders is necessary to hold a valid meeting.  A quorum will be present if shareholders holding at least a majority of the outstanding shares are present at the Annual Meeting in person or represented by proxy.  In other words, the holders of 2,323,787 shares must be present in person or represented by proxy at the Annual Meeting to have a quorum.  Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank or other nominee) or if you vote in person at the meeting.  Abstentions and broker non-votes will be counted towards the quorum requirement.  If there is no quorum, the holders of the majority of shares present at the Annual Meeting in person or represented by proxy may adjourn the Annual Meeting to another date.
Proxies and Voting Procedures

Shares represented by properly executed proxies will be voted as directed.  If a proxy does not specify how it is to be voted, it will be voted as the Board recommends – that is, "FOR" the election of the four director nominees for a three-year term  as named in the Proxy Statement, "FOR" the approval of the advisory vote on the compensation of the Named Executive Officers ("NEOs"), which we refer to as the "Say-On-Pay" vote, "FOR" the approval of the Directors' Deferred Fee Plan, and "FOR" the ratification of Crowe Horwath as our independent registered public accounting firm.  A special rule for shares held in the name of a broker is described below.  The Board knows of no other business to be brought before the Annual Meeting, but if any other matters are properly presented at the Annual Meeting for consideration, the persons named as proxies will have discretion to vote on those matters according to their best judgment.

We offer three alternative ways to vote your shares:
To Vote by Internet – If you hold Chemung Financial shares in your own name and not through a broker, bank or other agent, you can vote your shares electronically via the Internet at www.voteproxy.com by following the on-screen instructions.  You should have your Proxy Card available when you access the web page. If you vote via the Internet, you do not need to return your Proxy Card.

To Vote by Telephone – If you wish to vote by telephone, call toll-free 1-800-776-9437 and follow the instructions.  Have your Proxy Card available when you call.

To Vote by Mail – To vote by mail, please sign, date and mail your Proxy Card in the envelope provided as soon as possible.

The deadline for the telephone and Internet voting is 11:59 p.m. Eastern Daylight Time on May 6, 2015.

Changing Your Vote

A shareholder may revoke a proxy vote at any time before it is voted by: (1) delivering written notice of revocation bearing a later date than the proxy to the Secretary of the Company; (2) submitting a later-dated proxy by mail, telephone or via the Internet; or (3) by voting in person at the Annual Meeting. Attendance at the Annual Meeting will not by itself constitute a revocation of a proxy.  To revoke your proxy, you must complete and submit a ballot at the Annual Meeting or submit a later-dated proxy.
Required Vote

There are no cumulative voting rights.  Nominees for director will be elected by a plurality of votes cast at the Annual Meeting by holders of common stock present in person, or represented by proxy and entitled to vote on such election, meaning that the nominees for each directorship who receive the most votes will be elected. Only shares voted in favor of a nominee will be counted toward the achievement of a plurality.  The advisory vote on the compensation of the NEOs (Say-On-Pay) (Proposal 2); the approval of the Directors' Deferred Fee Plan (Proposal 3); and, the ratification of the appointment of Crowe Horwath LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2015 (Proposal 4) require the affirmative vote of a majority of the votes cast at the meeting.  Abstentions will not count in the determination of the approval of any of the proposals.
The Say-On-Pay vote (Proposal 2) is non-binding.  The Say-On-Pay vote is being provided as required by Rule 14a‑21(a) of the Securities Exchange Act (the "Exchange Act".)  The next advisory vote on Say-On-Pay will occur at the 2016 annual meeting of the shareholders.
Beneficial Owner: Shares Registered in the Name of Broker or Other Agent

If your shares are registered in the name of your broker, bank or other agent, you should receive a Proxy Card and voting instructions from your holder of record that must be followed in order for the record holder to vote the shares in accordance with your instructions. You should complete and mail the Proxy Card to ensure that your vote is counted. Alternatively, you may vote by telephone or over the Internet as instructed by your broker, bank or other agent.  If you hold shares through a brokerage firm, bank or other agent and wish to vote in person at the Annual Meeting, you must obtain a "legal" proxy from your broker, bank or other agent.
If you choose not to provide instructions to your broker, bank or other agent, or do not obtain a "legal" proxy to vote at the Annual Meeting, your shares are referred to as "uninstructed shares." Whether your broker, bank or other agent has the discretion to vote these shares on your behalf depends on the ballot item.  The following table summarizes the votes required for passage of each proposal and the effect of abstentions and uninstructed shares held by brokers.  Brokers may not vote uninstructed shares on your behalf in director elections. For your vote to be counted, you must submit your voting instruction to your broker.

 Vote Required and Board Recommendations

Proposal	Item	Votes Required for Approval	Board of Directors Recommendation	Effect of Abstentions	Effect of Uninstructed Shares Held by Broker, Bank or Other Agent
Proposal No. 1	Election of Directors	A plurality of votes cast by holders of shares of Common Stock entitled to vote	"FOR" all Director nominees	Not Voted	Not Voted
Proposal No. 2	Approval, on a non‑binding advisory basis, of the compensation of the NEOs, as disclosed in this Proxy Statement (Say-On-Pay)	An affirmative vote of a majority of all votes cast by the holders of Common Stock entitled to vote	"FOR" the non-binding advisory approval of the compensation of the NEOs, as disclosed in this Proxy Statement	Not Voted	Not Voted
Proposal No. 3	Approval of the Chemung Financial Corporation/ Chemung Canal Trust Company Directors' Deferred Fee Plan	An affirmative vote of a majority of all votes cast by the holders of Common Stock entitled to vote	"FOR" the approval of the Chemung Financial Corporation/Chemung Canal Trust Company Directors' Deferred Fee Plan	Not Voted	Not Voted
Proposal No. 4	Ratification of the appointment of the independent registered public accounting firm, Crowe Horwath LLP, as the Company's independent auditor for the fiscal year ending December 31, 2015	An affirmative vote of a majority of all votes cast by the holders of Common Stock entitled to vote	"FOR" the ratification of the appointment of the independent registered public accounting firm, Crowe Horwath LLP, as the Company's independent auditor for the fiscal year ending December 31, 2015	Not Voted	Discretionary Vote

 Solicitation of Proxies

The cost of soliciting proxies will be paid by the Company.  In addition to solicitations by mail, some of the directors, officers or employees of the Company may conduct solicitations in person or by telephone or other appropriate means without remuneration.  The Company may also request nominees, brokerage houses, custodians and fiduciaries to forward soliciting material to beneficial owners of stock and will reimburse such intermediaries for their reasonable expenses in forwarding proxy materials.

Proposal 1:
Election Of Directors

The Board is divided into three classes of directors, as equal in number as possible, with one class to be elected each year for a term of three years.  The Board is not aware that any nominee named in this Proxy Statement will be unable or unwilling to serve as a director.
Shareholders will be entitled to elect four directors for a three-year term expiring at the 2018 Annual Meeting or until their respective successors have been duly elected and qualified.  Unless authority to vote for the nominees is withheld, the shares represented by the enclosed Proxy Card, if properly executed and returned, will be voted FOR the election of the nominees.  Should any nominee become unable to serve as a director, the persons named as proxies will vote for any alternative nominee, who may be nominated by the Board.
The biography of each of the nominees and continuing directors listed below contains information regarding the individual's service as a director, business experience, and other director positions, if any, held currently or at any time during the last five years, and individual experience, qualifications, and skills that contribute to the Board's effectiveness as a whole.
Nominees for Election, Term Expires in 2018

David J. Dalrymple, age 61, has served as a director since 1993, and is currently Chairman of the respective Boards of the Company and the Bank.  He is the President of Dalrymple Gravel and Contracting, a company specializing in producing construction materials for highway construction.  Mr. Dalrymple is the brother of Robert H. Dalrymple, also a director of the Company.  Qualifications to serve on the Board include over three decades of experience in business ownership, financial planning experience, and strong managerial and organizational skills.

William D. Eggers, age 70, has served as a director since 2002.  He has been Senior Counsel with the law firm of Nixon Peabody LLP since 2007 and prior thereto served as Senior Vice President and General Counsel of Corning Incorporated, a diversified manufacturing company, from 1997 until 2007.  Qualifications to serve on the Board include nine years of experience as legal counsel to a Fortune 500 public company, including experience as counsel to audit and finance committees, and service for five years on the company's risk management council.

John F. Potter, age 69, has served as a director since 1991.  He has been President of Seneca Beverage Corporation, a wholesale distributor of beer and water products since 1968.  Qualifications to serve on the Board include experience in all aspects of business ownership, business planning, entrepreneurial experience, management experience, sales and marketing, and customer relations skills.

 Thomas R. Tyrrell, age 64, has served as a director since 2014.  He has served, since 2014, as Vice President of Rose & Kiernan, Inc., a general insurance agency in the North East.  He was formerly Albany Area Chairman of Arthur J. Gallagher & Co., a company specializing in providing contract surety and property and casualty insurance and risk management products and services to the construction industry with particular emphasis on the heavy highway, bridge and general building construction disciplines.  Qualifications to serve on the Board include business management skills, sales experience, business ownership experience and service on several Boards in the Albany area in the non-profit arena. In order to rebalance the number of directors in each class of directors, Mr. Tyrrell is resigning his current two-year term, and is a nominee for election for the Term expiring in 2018.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" EACH OF THE ABOVE NOMINEES

Continuing Directors, Term Expires 2017

Larry H. Becker, age 75, has served as a director since 2011. He is Chief Operating Officer of Windsor Development Group, Inc., a regional full service real estate development company that specializes in the development, acquisition and management of supermarket-anchored properties. He has held this position since 1983.  Prior to founding Windsor Development, Mr. Becker was a founding member of Teal, Becker & Chiaramonte CPAs, an accounting firm in the New York State Capital Region. Qualifications to serve on the Board include forty years of experience owning and managing various business entities in the Capital Region of New York State, experience in corporate finance and accounting, and his experience serving on the Board of Directors of Capital Bank & Trust Company.

Bruce W. Boyea, age 63, has served as a director since 2011.  He has served as Chairman, President and CEO of Security Mutual Life Insurance Company of New York, a life insurance company, since 1999.  He is also Chairman of Security Administrators, Inc., a subsidiary of Security Mutual that provides pension administration services to small and medium-sized companies.  Qualifications to serve on the Board include strategic planning skills, financial management experience, business management, sales and marketing expertise, corporate oversight and leadership skills, and over thirty years experience in the insurance industry.

Stephen M. Lounsberry III, age 61, has served as a director since 1995.  He is President of Applied Technology Manufacturing, a manufacturer of machined industrial and railroad component parts, a position he has held since 1981.  Qualifications to serve on the Board include experience in management, marketing, sales, operations, and strategic planning.  He was also a commercial bank internal auditor and vice president of a community bank, through which he gained experience and knowledge of all aspects of banking.

Eugene M. Sneeringer, Jr., age 60, has served as a director since 2011. He has been, since 1979, a Principal in the firm of Sneeringer Monahan Provost Redgrave Title Agency, Inc. He is a practicing attorney specializing in real estate law, commercial lending and title insurance. Qualifications to serve on the Board include over thirty years experience in commercial transactions, real estate and financial workouts, knowledge and expertise in the mortgage industry, especially related to the Capital Region of New York State, and his experience serving on the Board of Directors of Capital Bank & Trust Company.

G. Thomas Tranter Jr., age 60, has served as a director since 2014.  He has served as President of Corning Enterprises and Director of Government Affairs for Corning Incorporated, a diversified manufacturing company since 2004.  From 2000 to May 2004 he served as Director of Government Affairs for Corning Incorporated.  He formerly served twenty-six years in public administration and management, including serving as the elected Chemung County Executive for three 4-year terms.  Qualifications to serve on the Board include leadership, business development and managerial skills together with extensive experience in government relations and community development.

Continuing Directors, Term Expires 2016

Ronald M. Bentley, age 62, has served as a director since March 2007.  He has served as the President and Chief Executive Officer ("CEO") of the Company since March 2007 and previously as President and Chief Operating Officer of the Bank from July 2006 to April 2007.  He was formerly the President of Retail Banking at NBT Bancorp Inc. from 2005 to 2006 and Executive Vice President of Retail Banking and Regional President at NBT Bancorp Inc. from 2003 to 2005.  Qualifications to serve on the Board include thirty-five years of experience in the banking industry, and leadership, management, strategic planning and organizational skills.

Robert H. Dalrymple, age 64, has served as a director since 1995.  Since 1994, he has been Secretary and Vice President of Dalrymple Holding Corporation, the parent company for several construction materials and highway construction companies.  Mr. Dalrymple is the brother of David J. Dalrymple, also a director of the Company.  Qualifications to serve on the Board include experience in all aspects of business ownership, strategic planning skills and financial management experience.

Clover M. Drinkwater, age 68, has served as a director since January 2005.  She has been a Partner in the law firm of Sayles & Evans since 1986.  Qualifications to serve on the Board include strong leadership skills, expertise in tax and legal matters and thirty years of legal experience in trust and estate administration.

Richard W. Swan, age 66, has served as a director since 1984.  He has served as Chairman of the Board of Swan & Sons-Morss Co., Inc., an insurance brokerage agency, since 2007 and was formerly President of Swan & Sons-Morss Co., Inc. from 1983 until 2007.  Qualifications to serve on the Board include business management skills, sales experience and all aspects of business ownership.

Directors Whose Term Expire as of the 2015 Annual Meeting

Robert L. Storch, age 71, has served as a director since 2009.  He owned and managed a dairy farm that included breeding and merchandising purebred cattle for both domestic and international markets from 1966 until 2004.  He served as a board member and officer of several agricultural organizations that dealt with land management and dairy product marketing.  He also served for sixteen years as a board member of the Bank of Canton.  Qualifications to serve on the Board include experience in business management, business planning, sales and marketing.

Jan P. Updegraff, age 71, has served as a director since 1996 until his death in 2014. He retired from the Bank on December 31, 2007.  He was President and Chief Executive Officer of the Company and the Bank from 1998 to 2006 and Vice Chairman of the Board from 2006 to 2007.  Qualifications to serve on the Board include over three decades of experience in the banking industry, leadership skills, and experience in corporate finance, customer relations and corporate oversight skills.

Stock Ownership

Stock Ownership of Significant Shareholders, Directors and Executive Officers

The following table provides information regarding the ownership of the outstanding common stock of Chemung Financial as of March 9, 2015, the record date for the Annual Meeting.  Information is included for: 1) owners of more than 5% of common stock (other than directors or officers); 2) directors, nominees for directors and NEOs; and 3) executive officers and directors as a group.  Unless otherwise indicated, each of the beneficial owners named below has sole voting and investment authority with respect to the shares listed.
Name of Beneficial Owner	Number of Shares Beneficially Owned	[1]	Percentage of Shares Beneficially Owned
More than 5% Owner:
Chemung Canal Trust Company Elmira, NY 14901(the "Bank")	409,637	[2]	8.81%

Other Beneficial Owner:
Chemung Canal Trust Company Profit-Sharing, Savings and Investment Plan	174,265	[3]	3.75%
Directors, Nominees and Named Executive Officers:
Larry Becker	35,950	[4]	*
Ronald M. Bentley	40,022	[13]	*
Bruce W. Boyea	2,735	[8]	*
David J. Dalrymple	367,142	[5]	7.90%
Robert H. Dalrymple	281,029	[6]	6.05%
Clover M. Drinkwater	9,555		*
William D. Eggers	11,574	[7]	*
Stephen M. Lounsberry III	14,450	[8]	*
John F. Potter	52,349	[8,9]	1.13%
Eugene M. Sneeringer Jr.	67,812	[10]	1.46%
Robert L. Storch	3,369		*
Richard W. Swan	78,615	[11]	1.69%
G. Thomas Tranter Jr.	8,461		*
Thomas R. Tyrrell	2,976		*
Jan P. Updegraff	7,185	[12]	*
Richard G. Carr	8,512	[14]	*
Karl F. Krebs	2,111		*
Karen R. Makowski	6,977	[13]	*
Melinda A. Sartori	9,368	[13]	*
Anders M. Tomson	13,242	[13]	*
Directors and executive officers as a group (20 persons)	1,023,435	[14]	22.02%
*Less than 1% based upon 4,647,572 outstanding as of March 9, 2015
[1]
Under Rule 13d-3 of the Exchange Act, a person is considered a beneficial owner of a security if he/she has or shares voting power or investment power over the security or has the right to acquire beneficial ownership of the security within 60 days from the date of this filing.  "Voting Power" is the power to vote or direct the voting of shares.  "Investment Power" is the power to dispose or direct the disposition of shares.

[2]
Held by the Bank in various fiduciary capacities, either alone or with others.  Includes 24,811 shares held with sole voting and dispositive powers and 409,637 shares held with shared voting power. There are 235,739 shares held with shared dispositive powers.  Shares held in a co-fiduciary capacity by the Bank are voted by the co-fiduciary in the same manner as if the co-fiduciary were the sole fiduciary.  Shares held by the Bank as sole trustee will be voted by the Bank only if the trust instrument provides for voting of the shares at the direction of the grantor or a beneficiary and the Bank actually receives voting instructions.

[3]
The Plan participants instruct the Bank, as trustee, how to vote these shares.  If a participant fails to instruct the voting of the shares, the Bank votes these shares in the same proportion as it votes all of the shares for which it receives voting instructions.  Plan participants have dispositive power over these shares subject to certain restrictions.

[4]	Includes 12,318 shares held directly and 50% of the 47,265 shares held by Windsor Glens Falls Partnership LLC of which Mr. Becker is a general partner.
[5]
Includes 10,850 shares held directly; 21,350 shares held in trust over which Mr. Dalrymple has voting and dispositive powers; and, 334,942 shares held by the Dalrymple Family Limited Partnership of which David J. Dalrymple and his spouse are general partners.

[6]
Includes 243,432 shares held directly; 2,204 shares held in trust over which Mr. Dalrymple has voting and dispositive powers; and 24,758 shares held by Dalrymple Holding Corporation of which Robert H. Dalrymple is an officer, director and 50% principal shareholder.  Includes 10,635 shares held by Mr. Dalrymple's spouse as to which he disclaims beneficial ownership.

[7]	Includes 6,927 shares held directly and 4,647 shares held by Mr. Eggers' spouse as Trustee FBO Mr. Eggers' daughter as to which Mr. Eggers disclaims beneficial ownership.
[8]
Excludes shares that Messrs. Boyea (1,324), Lounsberry (13,009) and Potter (28,838) have credited to their accounts in memorandum unit form under the Company's Directors' Deferred Fee Plan.  The deferred fees held in memorandum unit form will be paid solely in shares of the Company's common stock pursuant to the terms of the Plan and the election of the Plan participants.  Shares held in memorandum unit form under the Plan have no voting rights.

[9]	Includes 43,468 shares held directly and 8,881 shares held by Mr. Potter's spouse, as to which Mr. Potter disclaims beneficial ownership.
[10]	Includes 55,696 shares held directly and 12,116 shares owned by Mr. Sneeringer's spouse, as to which Mr. Sneeringer disclaims beneficial ownership.
[11]
Includes 33,201 shares held directly and 33,255 shares held in four trusts over which Mr. Swan has voting and dispositive power.  Includes 4,316 shares held in trust for the benefit of Mr. Swan, as income beneficiary, and 4,474 shares held by Mr. Swan's spouse as to which Mr. Swan disclaims beneficial ownership to both.

[12]	Includes 7,185 shares held by Mr. Updegraff's spouse, as beneficiary of the Estate of Mr. Updegraff, who served as director until his death in 2014.
[13]
Includes all shares of common stock of the Company held for the benefit of each executive officer by the Bank as trustee of the Bank's Profit Sharing, Savings and Investment Plan.  Messrs. Bentley, Carr, Krebs, Tomson, Mrs. Makowski and Mrs. Sartori have an interest in 9,112, 3,570, 297, 3,184, 2,884 and 5,165 shares, respectively.

[14]	Includes 47,938 shares owned by spouses of certain officers and directors of which such officers and directors disclaim beneficial ownership.

Information Regarding The Board

Board Organization and Operation

Chemung Financial is managed under the direction of its Board.  All members of the Board also serve on the Board of the Bank.  The Board establishes policies and strategies and regularly monitors the effectiveness of management in carrying out these policies and strategies.  Members of the Board are kept informed of the Company's business activities through discussions with key members of the management team, by reviewing materials provided to the Board and by participating in meetings of the Board and its committees.  The Board consists of fifteen members.  The Board functioned with fourteen members for a portion of 2014 as a result of Mr. Jan Updegraff's death.
The Company separates the roles of CEO and Chairman of the Board, which provides the appropriate balance between strategy development and independent oversight of management.  The CEO is familiar with the Company's business and industry and is responsible for identifying strategic priorities and leading the discussion and execution of strategy.  The Chairman of the Board presides at all executive sessions of the Board, facilitating teamwork and communication between management and the Board, while providing guidance to the CEO.  Mr. David J. Dalrymple served as Chairman of the Board in 2014.
The Company's Governance Guidelines require that the Board consist of a majority of independent directors.  Based upon a review of the responses of the directors to questions regarding affiliations, compensation history, employment, and relationships with family members and others, the Board determined that all directors except for Mr. Bentley meet the independence requirements of applicable laws and rules and NASDAQ listing requirements as determined by the Nominating and Governance Committee (the "Nominating Committee").  A copy of the Corporate Governance Guidelines can be viewed on the Bank's website at http://www.snl.com/irweblinkx/govdocs.aspx?iid=100690.
During 2014, the Board of the Company held twelve meetings.  The Board of the Bank also held twelve meetings in 2014.  Except for Mr. Updegraff, each director attended at least 75% of the total Board meetings and meetings of the Board committees on which he or she served.
Board Committees

The committees of the Company's Board are the Executive, Audit and Risk Management, Compensation and Personnel, and Nominating Committee.
Executive Committee:  This committee serves in a dual capacity as the Executive Committee for the Company and the Bank.  The Executive Committee may, during the interval between Board meetings, exercise all of the authority of the Board, except those powers that are expressly reserved to the Board under law or the Company's bylaws.  In 2014, members of the Executive Committee included Messrs. D. Dalrymple (Chair), Bentley, R. Dalrymple, Swan, Updegraff and Ms. Drinkwater.  There were two meetings of the Executive Committee in 2014.
Audit and Risk Management Committee:  The responsibilities of the Audit and Risk Management Committee (the "Audit Committee") include the appointment of independent auditors, the pre-approval of all audit and non-audit services performed by the Company's independent auditors, the review of the adequacy of internal accounting and disclosure controls of the Company, and the oversight of risk management.  All Audit Committee members are independent as defined by applicable laws and regulations.  In 2014, members of the Audit Committee included Messrs. Becker (Chair), Eggers, Potter, Sneeringer, Storch and Tranter.  Mr. Becker served as the Audit Committee's "financial expert." The Audit Committee  determined that Mr. Becker met all required qualifications within the meaning of pertinent regulations.  There were five meetings of the Audit Committee in 2014.  See the Audit Committee Report on page .
A copy of the Audit and Risk Management Committee Charter can be viewed on the Bank's website at http://www.snl.com/irweblinkx/govdocs.aspx?iid=100690.

Compensation and Personnel Committee:  The primary responsibilities of the Compensation and Personnel Committee (the "Compensation Committee") are to exercise authority, in its sole discretion, to retain and terminate, or obtain the advice of, any adviser to be used to assist it in the performance of its duties, but only after taking into consideration factors relevant to the adviser's independence from management as specified in NASDAQ Listing Rule 5605(d)(3), or any successor provision thereto; discharge the Board's duties relating to the compensation of the executive officers, including recommending to the Board the compensation of the CEO; review the Bank's compensation policies and programs affecting other employees; review management's proposals for the election and promotion of officers and make recommendations to the Board; monitor compensation trends; and, select a peer group of companies against which to compare the Company's compensation for the CEO, executive officers and chief auditor.  The Compensation Committee met seven times in 2014.  The members of the Compensation Committee meet the independence requirements of applicable laws and rules as determined by the Board.  In 2014, members of the Compensation Committee included Messrs. Lounsberry (Chair), D. Dalrymple, R. Dalrymple, Eggers, Sneeringer and Swan.
A copy of the Compensation and Personnel Committee Charter can be viewed on the Bank's website at http://www.snl.com/irweblinkx/govdocs.aspx?iid=100690.
Nominating and Governance Committee:  The Nominating Committee consists of Messrs. Eggers (Chair), D. Dalrymple, R. Dalrymple, Lounsberry, Potter, Tyrrell and Ms. Drinkwater.  The Nominating Committee met three times in 2014. The members of the Nominating Committee meet the independence requirements of applicable laws and rules as determined by the Board.  In general, the Nominating Committee oversees the Company's corporate governance matters on behalf of the Board and is responsible for the identification and recommendation of individuals qualified to become members of the Board.  The Nominating Committee's functions include: (i) identifying, evaluating and recommending qualified director nominees; (ii)  considering shareholder nominees for election to the Board; (iii) reviewing the Nominating Committee structure and making recommendations to the Board for committee membership; (iv) recommending corporate governance guidelines to the Board; and (v) overseeing a self-evaluation process for the Board and its committees.
The Nominating Committee reviews annually with the Board the composition of the Board as a whole and considers whether the Board reflects an appropriate balance of knowledge, experience, skills, expertise and diversity.  Among other factors, the Committee looks for director nominees who know the communities and industries that the Company serves.  The Committee utilizes the following process when identifying and evaluating the individuals that it recommends to the Board as director nominees.
•
The Committee reviews the qualifications of each candidate who has been properly recommended or nominated by the shareholders, as well as those candidates who have been identified by management, individual members of the Board or, if the Committee determines, a search firm.

•	The Committee evaluates the performance and qualifications of individual members of the Board eligible for re-election at the annual meeting of shareholders.
•
The Committee considers the suitability of each candidate, including the current members of the Board, in light of the current needs of the Board.  In evaluating the suitability of the candidates, the Committee considers many factors including character, judgment, independence, business expertise, experience, other commitments, and such other factors as the Committee determines are pertinent.  Diversity of experience, skills, gender, race, ethnicity and age are factors, among others, considered in this process.

•	After such review and consideration, the Nominating Committee recommends that the Board select the slate of director nominees.
•
Shareholder recommendations for nominees to the Board must be directed in writing to the Corporate Secretary, One Chemung Canal Plaza, Elmira, New York 14901, and must include: (i) the name and address of the shareholder proposing a nominee for consideration; (ii) the number of shares owned by the notifying shareholder and the date the shares were acquired; (iii) any material interest of the notifying shareholder in the nomination and a statement in support of the nominee with references; (iv) the name, age, address and contact information for each proposed nominee; (v) the principal occupation or employment of each proposed nominee; (vi) the number of shares of the Company's common stock that are owned by the nominee as of a record date; (vii) detailed information about any relationship or understanding between the proposing shareholder and the nominee; (viii) detailed information of any relationship between the nominee and the Company within the last three years; and, (ix) other information regarding the nominee as would be required to be included in the Proxy Statement pursuant to Regulation 14A of the Exchange Act.

Chemung Financial's bylaws establish an advance notice procedure with regard to certain matters, including shareholder proposals and director nominations, which are properly brought before an annual meeting of shareholders.  To be timely, a shareholder's notice must be delivered to or mailed and received at the Company's principal executive offices not less than 120 calendar days prior to the date Proxy Statements were mailed to shareholders in connection with the previous year's annual meeting of shareholders.  In the event that no annual meeting was held in the previous year or the date of the annual meeting has been changed by more than thirty (30) days from the date contemplated at the time of the previous year's Proxy Statement, notice by the shareholder to be timely must be so received a reasonable time before the solicitation is made.
A copy of the Nominating and Governance Committee Charter can be viewed on the Bank's website at http://www.snl.com/irweblinkx/govdocs.aspx?iid=100690.
                          Compensation of Directors
The Compensation Committee periodically reviews the compensation of the Board and makes recommendations to the full Board with respect to the type and amounts of compensation payable to the directors for service on the Boards of Chemung Financial and the Bank and the respective Board committees.
Each non-employee director of the Company receives an annual retainer of $5,500.  Each non-employee director receives a fee of $400 for each meeting of the Board and its committees attended and the chair of each committee receives $500 for each committee meeting attended.  The Chairman of the Board receives an additional annual retainer of $2,750.  One fee is paid for attendance at meetings that serve both the Company and the Bank.  Mr. Bentley receives no cash compensation for his services as a director.
The Directors' Deferred Fee Plan allows non-employee directors of each of Chemung Financial and the Bank to elect to defer receipt of fees payable to the director for service as a member of the board of directors of each Chemung Financial and the Bank. At the election of a director, the deferred fees are converted into units and allocated to a unit value account, which appreciates or depreciates, as would an actual share of common stock. A director's unit value account is credited with declared dividends pursuant to a formula described in the Plan. The units are paid to the director in the form of common stock. The common stock payable under the Directors' Deferred Fee Plan is paid to the director either at a specified age or time elected by the director, at the termination of the director's service with Chemung Financial and/or the Bank, or upon the occurrence of a change in control as defined in the Directors' Deferred Fee Plan. The number of shares of Common Stock payable to a director with a unit value account under the Plan represents at all times the general unfunded obligation of the Bank, and each director participating in the Directors' Deferred Fee Plan will be a general creditor of the Bank with respect to the value of his or her unit value account.
Pursuant to the provisions of the Chemung Financial Corporation Directors' Compensation Plan, additional compensation is paid to each non-employee director in shares of the Company's common stock in an amount equal to the total amount of cash fees earned by each director during the year, valued as of December 31, and paid in January. For his service as a director on the respective Boards of the Company and the Bank, Mr. Bentley is paid a director's fee in shares of common stock in an amount equal in value to the average cash compensation awarded to non-employee directors who served as directors for twelve (12) months in the previous year.

 Director Compensation Table

Directors	Fees Earned or Paid in Cash	Number of Shares Awarded (1)	Market Value of Shares (2)	Total
Larry Becker	$18,700	667	$18,700	$37,400
Ronald M. Bentley	-	709	$19,868	$19,868
Bruce W. Boyea	$16,300	582	$16,300	$32,600
David J. Dalrymple	$25,350	904	$25,350	$50,700
Robert H. Dalrymple	$21,600	771	$21,600	$43,200
Clover M. Drinkwater	$17,900	639	$17,900	$35,800
William D. Eggers	$21,000	749	$21,000	$42,000
Stephen M. Lounsberry III	$21,400	763	$21,400	$42,800
John F. Potter	$18,800	671	$18,800	$37,600
Eugene M. Sneeringer Jr.	$19,900	710	$19,900	$39,800
Robert L. Storch	$16,300	582	$16,300	$32,600
Richard W. Swan	$21,300	760	$21,300	$42,600
G. Thomas Tranter Jr.	$12,925	461	$12,925	$25,850
Thomas R. Tyrrell	$13,325	476	$13,325	$26,650
Jan P. Updegraff(3)	$6,400	229	$6,400	$12,800
(1)            The total number of shares awarded are determined by dividing the total amount of the annual retainer and fees by the grant price of the shares, as described in footnote (2) below. Any fractional shares are rounded up to the next whole share.
(2)            These amounts are based on the grant price of the share, which is determined as the average of the closing prices of a share of Company common stock as quoted on the NASDAQ Stock Market for each of the prior thirty trading days ending on 12/31/14.  Pursuant to this        formula, the rounded, per share market value is equal to $28.05.
(3)            Mrs. Updegraff holds these shares as beneficiary of the Estate of Mr. Updegraff.

Communicating with the Board

Shareholders may communicate in writing with the Board or with individual directors by contacting the Company's Corporate Secretary at Chemung Financial Corporation, One Chemung Canal Plaza, Elmira, New York 14901. The Corporate Secretary will relay the question or message to the specific director identified by the shareholder or, if no specific director is requested, to the CEO.
Directors Attendance at Annual Meetings

The Company does not have a formal policy regarding attendance by a member of the Board at the Company's annual meeting.  The Company will continue to encourage such attendance.  In 2014, fourteen directors attended the annual meeting of shareholders.
The Board's Role in Risk Oversight

The Board has charged the Audit Committee with the oversight of risk management.  In 2009, the Board created the position of Chief Risk Officer (the "CRO") reporting to the President and CEO and the Audit Committee.  The CRO is responsible for developing and maintaining a comprehensive process for identifying, assessing, monitoring, and reporting key risks to the organization.  The CRO ensures that risk limits are appropriate for the nature and complexity of the Bank's business activities and are consistent with the risk parameters established by the Board.  The CRO makes regular reports to the Board and Audit Committee regarding the status of risk management.
As it relates to the risks inherent in the Company's incentive compensation plans, Audit Committee meetings are held to determine if the Bank's incentive compensation plans encourage excessive risk-taking.  At the present time, the Audit Committee and the Board do not believe these plans create risks that are reasonably likely to have a material adverse effect on the Company due to the existence of internal controls and the fact that the incentive payments comprise a moderate portion of employees' total compensation.  See the "Compensation Discussion and Analysis" section for more information about the Bank's incentive compensation plans.

Proposal 2:
Approval, On A Non-Binding Advisory Basis, Of The Compensation
Of The Named Executive Officers

The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the "Dodd-Frank Act") added Section 14A to the Exchange Act, which requires the Company to provide our shareholders an opportunity to vote to approve, on a non-binding advisory basis, the compensation of our NEOs (Say-On-Pay), as disclosed in this Proxy Statement in accordance with the compensation disclosure rules of the Securities and Exchange Commission ("SEC").  As described in greater detail under the heading "Compensation Discussion and Analysis", the Company seeks to align the interests of our NEOs with the interests of the shareholders.
This vote is advisory, which means that the vote on executive compensation is not binding on the Company, our Board or the Compensation Committee of the Board.  The vote on the resolution is not intended to address any specific element of compensation, but rather relates to the overall compensation of the Company's NEOs, as described in this Proxy Statement in accordance with the compensation disclosure rules of the SEC.  At the 2014 annual meeting, shareholders voted to approve the compensation program of the Company's NEOs for the fiscal year ended December 31, 2013, including 2013 bonuses that were paid in 2014.  The Company asks that shareholders again vote to approve the Company's compensation program for its NEOs as described in this Proxy Statement.
The compensation of the Company's NEOs is disclosed in the Compensation Discussion and Analysis, the summary compensation table and the other related tables and narrative disclosures contained elsewhere in this Proxy Statement.  As discussed in those disclosures, the Board believes that our executive compensation philosophy, policies, and procedures provide a strong link between each NEOs' compensation and our short and long-term performance.  The objective of our executive compensation program is to provide compensation which is competitive based on our performance and aligned with the long-term interest of our shareholders.
The Company asks shareholders to indicate their support of our NEOs' compensation as described in this Proxy Statement.  This proposal will be presented at the Annual Meeting as a resolution in substantially the following form:
"RESOLVED, that the Company's shareholders approve, on a non-binding advisory basis, the compensation of the Company's NEOs, as disclosed in the Company's Proxy Statement for the 2015 Annual Meeting of Shareholders pursuant to the compensation disclosure rules of the SEC, including the Compensation Discussion and Analysis, the Summary Compensation Table and narrative discussion, and other related tables and disclosure."
THE BOARD UNANIMOUSLY RECOMMENDS A VOTE, ON A NON-BINDING ADVISORY BASIS, "FOR" THE APPROVAL OF THE COMPENSATION OF OUR NEOS, AS DISCLOSED IN THIS PROXY STATEMENT
Compensation Discussion And Analysis
Compensation Committee

The Compensation Committee, currently consisting of Directors Lounsberry (Chair), D. Dalrymple, R. Dalrymple, Eggers, Sneeringer and Swan, met seven times in 2014. The members of the Committee meet the independence requirements of applicable laws and rules as determined by the Board.
Compensation Philosophy and Objectives

As discussed previously, the Compensation Committee reviews and administers the Company's compensation policies and practices for the NEOs.  The NEOs named in the Summary Compensation Table are:  Ronald M. Bentley, President and CEO; Karl F. Krebs, Executive Vice President, Chief Financial Officer and Treasurer.  The other NEOs are:  Bank executive officers Richard G. Carr, Karen R. Makowski, Melinda A. Sartori and Anders M. Tomson.
The Company's compensation philosophy is designed to attract, motivate and retain highly qualified financial services' professionals capable of maximizing business performance for the benefit of shareholders.  The Compensation Committee believes in a simple, straightforward approach to executive compensation and, therefore, has limited the number and types of plans used to compensate NEOs, as discussed below in the Elements of Compensation subsection.

The Bank's compensation plans are designed to reward NEOs for satisfying both Company and individual performance goals.  In 2014, compensation components of NEO compensation consisted of: 1) base salary; 2) short and long term performance-based incentives; and 3) retirement and other benefits. The Compensation Committee reviews quantitative and qualitative/subjective measures before applying its judgment to determine appropriate compensation for its NEOs.  As a result, incentive plan pay is not tied directly to any specific set of metrics.  As such, the Compensation Committee has not established rigid formulas for the allocation between cash and non-cash components, the allocation of short-term and long-term equity incentive compensation, or the percentage in which other NEOs' compensation opportunity should be in relation to the CEO's compensation.  In 2014, the relationship between the NEOs' total compensation (base salary plus cash and stock-based incentive compensation) and the Company's financial results demonstrates the alignment the Company has established between pay and business performance.  At the annual meeting of shareholders in 2014, shareholders approved NEO compensation as in effect in fiscal year ended December 31, 2013.  The Compensation Committee considered the shareholders' positive vote in determining NEO compensation in 2014.
Setting Executive Compensation

The Compensation Committee analyzes and uses compensation data provided by a peer group comprised of Northeast banks with assets between $1.2 - $5.0 billion.  The Compensation Committee believes that the total compensation paid to the NEOs in 2014 approximates the average total compensation for similar positions at the peer banks.  The following is the peer group used in the 2014:  Arrow, Byrn Mawr Bank Corp., Citizens & Northern, CNB Financial, Enterprise Bancorp Inc., Essa Bancorp. Inc., Financial Institutions, Merchant Bancshares, Orrstown Financial, Tompkins Financial and Westfield Financial.
The Company does not target any specific element of compensation to compare to amounts paid by the peer group with respect to that element. Rather, the Company uses the peer bank data to inform it of the pay levels and practices of the Company's peers as they most closely represent the labor market in which the Company competes for key talent.  Informed by this data, the Compensation Committee's goal is to provide a competitive level of total compensation targeted at the average level of comparably-sized financial institutions.  In 2014, the total compensation for the NEOs approximates the average of the participating banks.
Elements of Compensation

In 2014, the Company's mix of base salary and incentive compensation places the average variable pay received by NEOs, other than the CEO, at approximately 42% of the NEOs' base salary.  The CEO's incentive pay, comprised of cash and unrestricted stock, represented approximately 48% of his base pay.  Awards under the incentive plans are based on the Compensation Committee's independent business judgment after evaluating the performance of each executive officer against pre-established Company and individual goals. The Compensation Committee regularly reviews these elements of compensation in order to ensure that, as a whole, they conform to the Company's philosophy and objectives.
Base Salary:  Base salary paid to executives is reviewed against market on an annual basis.  Base salary levels reflect the Compensation Committee's perceived value of the position, both in the context of the market data for similar positions, as well as the individual fulfilling the duties of the position.  Mr. Bentley reviews the base salaries of the other NEOs with the Compensation Committee and a recommendation for approval is submitted to the full Board.  The recommendations are based upon an evaluation process, which includes professional and leadership performance as well as the attainment of goals set forth in the Company's annual business plan.
The actual base salaries for 2014 are reported in the Summary Compensation Table on page .  Similarly in December 2014, the Compensation Committee reviewed the NEOs' base salaries utilizing the same methodology (relevant market data and individual performance) and increased the base salaries as follows:  Mr. Carr $5,049; Mr. Krebs $6,000; Mrs. Makowski $5,516; Mrs. Sartori $4,990; and, Mr. Tomson $6,817.
The Compensation Committee conducts an annual performance review of the CEO.  The CEO's performance objectives are defined consistent with, and in support of, the Company's annual business plan. Performance is also measured against progress towards the attainment of the Company's long-term strategic plan.  These goals include, but are not limited to, metrics related to net income, return on equity, efficiency, asset quality, bank performance against a peer group and progress in achieving long-term strategic objectives.  For purposes of comparing the relevant financial metrics, the peer group consists of publicly traded banks in the Northeast, New York and Pennsylvania with total assets between $1 to $4 billion.  In 2014 the following banks were included in the peer group:  ACNB Corporation, Arrow Financial Corporation, Bar Harbor Bankshares, Bridge Bancorp, Inc., Bryn Mawr Bank Corporation, Cambridge Bancorp, Camden National Corporation, Canandaigua National Corporation, Citizens & Northern Corporation, CNB Financial Corporation, Codorus Valley Bancorp, Inc., Customers Bancorp, Inc., Enterprise Bancorp, Inc., Financial Institutions, Inc., First Bancorp, Inc., First of Long Island Corporation, Franklin Financial Services Corporation, Hudson Valley Holding Corp., Intervest Bancshares Corporation, Merchants Bancshares, Inc., Metro Bancorp, Inc. Orrstown Financial Services, Inc., Sterling Bancorp, Suffolk Bancorp and Univest Corporation of Pennsylvania.

In January 2015, the Compensation Committee determined that Mr. Bentley achieved his 2014 goals and he received a base salary increase of $12,750.  Based on a similar assessment of the CEO's performance in 2013, the Compensation Committee increased Mr. Bentley's base salary by $11,900 in 2014.  The total base salary earned by Mr. Bentley in 2014 is reported in the Summary Compensation Table on page .
Short and Long-Term Performance-Based Incentive Compensation:  The Company has created incentive compensation plans to motivate and reward senior officers (including the NEOs) for achieving predefined goals.  The Compensation Committee and the Board do not subscribe to formula-driven incentive plans, but believe in maintaining discretion over the payment of incentive compensation.  This discretion permits the Compensation Committee to make compensation decisions in the best interests of the Company and shareholders when events beyond the control of management positively or negatively influence financial results.  In such circumstances, the Compensation Committee may reduce or increase incentive payments but in no event may the payments be materially greater than the levels described below.  Each executive officer's incentive award opportunity is not limited to a specified percentage of the incentive pool.
The Compensation Committee and the Board do not believe these incentive plans are reasonably likely to have a material adverse effect on the Company.  These plans are believed to be of low risk as they provide for payments that comprise a moderate percentage of total compensation and, therefore, do not encourage excessive risk taking.  Furthermore, the Company has decided to limit equity incentive awards to restricted stock grants, thereby reducing any motivation to take unnecessary or excessive risk to increase Company stock price, as may be the case with stock options.  Additionally, restricted stock awards are not tied to formulas that could focus NEOs on only short-term results.  Finally, these programs generally conform to sound incentive compensation policies as prescribed by the Federal Reserve Board.
The Compensation Committee employs cash and restricted stock awards to recognize significant efforts or individual contributions of senior officers, including the NEOs.  In determining these awards, many factors are considered including, but not limited to, the Company's net earnings vs. original plan, the financial results delivered by the senior officer's division against goal, service quality results vs. goal, individual success in implementing business plan initiatives, and other contributions made by the senior officer to the Company's success.  The senior officers eligible for an award, the criteria used to determine individual awards, and actual awards are reviewed with the Compensation Committee.  There is no expectation that these awards will be paid each year.  In 2014, the Company established a cash bonus pool representing 30% of the aggregate base salaries of participants and a restricted stock pool representing 20% of the aggregate base salaries of participants.  In 2014, the cash awards were $415,000 and the value of the restricted stock awards were $290,000, for a total of $705,000 representing approximately 42% of the aggregate base salaries of plan participants.  As previously stated, these two components of incentive compensation for NEOs (other than the CEO) represent approximately 42% of the NEO's base salary.

        The following paragraphs provide a further description of these plans.

Chemung Financial Corporation Amended and Restated Restricted Stock Plan (the "Restricted Stock Plan"): In 2010, the Board approved a Restricted Stock Plan for officers of the Company, excluding the CEO.  The Board may make discretionary grants of restricted shares of the Company's common stock to officers selected to participate in the Plan.  The Board believes that these awards: 1) align the interests of the Company's executives and senior managers with the interests of the Company and its shareholders; 2) ensure that the Company's compensation practices are competitive and comparable with its peers; and 3) promote retention of select management level employees.  The awards are based on the performance, responsibility and contributions of the NEOs and other senior officers.  Mr. Bentley recommends the number of shares to be awarded to senior officers, including the NEOs, which is subject to the approval of the Compensation Committee and the Board.  The awards may not exceed 15,000 shares per year in the aggregate.  Seventeen senior officers including Madams Makowski and Sartori and Messrs. Carr, Krebs and Tomson were awarded restricted stock in 2014.  These shares vest over a five-year period, lapse with termination of employment, with or without cause, and vest immediately in case of death, disability or a change of control.
Chemung Financial Corporation Incentive Compensation Plan (the "Incentive Compensation Plan"):  The Incentive Compensation Plan provides for the grant of unrestricted stock and/or cash awards to select officers and key employees designated annually in the sole discretion of the Board as a reward for attainment of annual and long-term performance goals.   The maximum number of shares that can be awarded as unrestricted stock is ten thousand (10,000) per calendar year.  The maximum cash bonus is $300,000 per calendar year.  In 2015, the Compensation Committee recommended, and the Board approved, granting an Incentive Plan award of $205,132 to the CEO.  The award was based on Mr. Bentley's 2014 performance measured against his pre-determined individual and Company goals and other qualitative information considered by the Compensation Committee and the Board.  The award was paid in January 2015: $112,500 in cash and $92,632 in Company stock, which amounted to 3,303 shares.  Mr. Bentley was the only executive approved by the Board to participate in the Plan in 2014.
Retirement and Other Benefits:  The Company provides retirement benefits through a combination of the Chemung Canal Trust Company Pension Plan (the "Pension Plan") and the Chemung Canal Trust Company 401(k) Profit Sharing, Savings and Investment Plan (the "401(k) Plan").  The Company instituted a "soft freeze" of the Pension Plan after June 30, 2010.  Employees hired after June 30, 2010 are not eligible to participate.  All NEOs, except Mrs. Makowski and Messrs. Krebs and Tomson, participate in the Pension Plan.  The Pension Plan is funded solely through Company contributions and the benefits are determined based upon years of service and a calculation of final average compensation, which is further described on page 25.
The Company's 401(k) Plan allows employees to contribute up to 70% of base pay on a pre-tax basis up to the statutory limits.  Because Mrs. Makowski and Messrs. Krebs and Tomson do not participate in the Pension Plan, they receive a 4% non-discretionary contribution to the 401(k) Plan subject to limitations imposed by the Internal Revenue Code of 1986, as amended (the "Code"), and applicable regulations.  Company contributions to the 401(k) Plan for employees hired prior to July 30, 2010 are discretionary in accordance with the business plan approved by the Board each year.
In June 2012, the Compensation Committee adopted a Defined Contribution Supplemental Executive Retirement Plan (the "Defined Contribution SERP") to attract and retain high-quality talent.  The Defined Contribution SERP is intended to provide a retirement benefit comparable to that received by other executive officers participating in the Bank's Pension Plan.  Because Mrs. Makowski and Messrs. Krebs and Tomson do not participate in the Pension Plan, they are credited with an annual Company contribution in an amount equal to 20% of their base salary until the earlier of: (i) their termination of employment for any reason; or (ii) the discontinuation of their participation in the Defined Contribution SERP.  The Company may discontinue future contributions to any participant at any time.  Benefits are payable upon retirement, disability, death or a change in control.  The annual Company contribution is credited as of the last day of the applicable plan year, provided that the participant is actively employed on that date.  Based on a review of CEO compensation and retirement plan data of peer banks, the Board has approved Mr. Bentley's participation in the Defined Contribution SERP.  The Company also maintains the Chemung Canal Trust Company Executive Supplemental Pension Plan (the "Pension Plan SERP"), described more fully on page 25, to provide eligible executives pension benefits that are not payable under the Pension Plan because of limitations imposed by the Code.
The NEOs are eligible for the same benefits available to all other employees of the Company including life and health insurance, vacations, holidays, and personal and sick leave.

The Company maintains the Chemung Canal Trust Company Deferred Compensation Plan (the "Deferred Compensation Plan") that allows the NEOs, and other senior officers that the Compensation Committee may approve annually, to defer amounts up to all of their compensation to a future date. Although all of the NEOs are eligible to participate, Messrs. Carr and Krebs and Mrs. Sartori are the only NEOs who participate in this plan.  The Deferred Compensation Plan is described more fully on page .
The NEOs are granted perquisites, which  the Compensation Committee believes are modest, reasonable and similar to those provided to executive officers at peer financial institutions, and are designed to assist the executives in carrying out their duties.  Club memberships are provided to the NEOs to enable them to interact and foster relationships with clients and local business people.  Mr. Bentley has the use of a Company-owned vehicle for business purposes.  His personal use of the vehicle is subject to tax.  Madams Makowski and Sartori and Messrs. Carr and Krebs each received a car allowance during 2014 which is taxed as additional compensation in accordance with IRS regulations.
The Company entered into a Severance Agreement and a Change of Control Agreement with Mr. Bentley upon his joining the Company in 2006.  Under the Severance Agreement, if Mr. Bentley's employment is terminated without cause or for good reason by him, he would receive his base salary for one year and would remain covered under the Company's employee benefit programs for one year.  Under the Change of Control Agreement, Mr. Bentley would receive a range of different payments depending on the circumstances, which are further described on page .
The Company has entered into Change in Control Agreements with Messrs. Carr, Krebs and Tomson and Madams Sartori and Makowski.  The purpose of the agreements is to retain and secure key employees and encourage their continued attention and dedication to their assigned duties.  In the event of his/her termination following a change in control, the executive would receive a severance benefit equal to two times his/her highest annual compensation, including salary and bonuses, paid by the Bank to the Executive for any of the two calendar years ending with the year in which Executive's employment terminated.  Under the terms of the Restricted Stock Plan, if there is a change in control, all stock awards would automatically vest and all restrictions would lapse.
Compensation and Personnel Committee Report
The Compensation Committee has reviewed and discussed the foregoing Compensation Discussion and Analysis with management and, based on  its review and discussion, recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.
The Compensation and Personnel Committee:

Stephen M. Lounsberry III, Chairman	William D. Eggers
David J. Dalrymple	Eugene M. Sneeringer Jr.
Robert H. Dalrymple	Richard W. Swan

Tax and Accounting Matters
Section 162(m).  Section 162(m) of the Code generally disallows a tax deduction to the Company for compensation in excess of one million dollars paid to the Company's CEO, and to the next four highest paid officers of the Company, unless the compensation qualifies as "performance-based compensation" or falls under certain other specified exceptions under Section 162(m).  Generally, to qualify as performance-based compensation, the plan or arrangement must contain specific performance criteria, specific limits on awards and amounts and must have shareholder approval.
Section 409A.  Section 409A of the Code generally provides that unless certain requirements are met, amounts deferred under a nonqualified deferred compensation plan are currently includible in an employee's gross income to the extent not subject to a substantial risk of forfeiture.  Section 409A applies to most forms of deferred compensation, including but not limited to, nonqualified deferred compensation plans or arrangements, certain equity based performance awards, and severance plans or individual severance arrangements contained within employment agreements. Generally, under Section 409A, any severance arrangement not in compliance with Section 409A covering a NEO pursuant to an employment or change in control agreement which is effective upon termination of employment and any deferrals under a nonqualified deferred compensation plan that do not comply with Section 409A may subject the NEO to: (i) current income inclusion of the relevant amounts; (ii) interest at the IRS underpayment rate; and (iii) an additional 20% excise tax.  The Company believes it is operating in compliance with the statutory and regulatory provisions currently in effect.

Sections 4999 and 280G.  Section 4999 of the Code imposes a 20% excise tax on certain "excess parachute payments" made to "disqualified individuals." Under Section 280G of the Code, such excess parachute payments are also nondeductible to the Company. If payments that are contingent on a change of control to a disqualified individual (which terms include the NEOs) exceed 2.99 times the individual's "base amount," they constitute "excess parachute payments" to the extent they exceed one times the individual's base amount.
Pursuant to the change in control agreement with Mr. Bentley, the Company will make an indemnification payment to him in the event an excise tax is imposed on "excessive parachute payments" paid to him pursuant to his change in control agreement.  Neither the Company nor the Bank is permitted to claim a federal income tax deduction for the portion of the change in control payment that constitutes an "excess parachute payment" or the indemnification payment.
Accounting Considerations.  The Audit Committee is informed of the financial statement implications of the components of the compensation program for NEOs.
Compensation Committee Interlocks and Insider Participation
None of the members of the Compensation Committee was an officer or an employee of the Company or any of its subsidiaries during 2014 or any prior period.  None of the Company's executive officers has served as a member of a compensation committee or board of directors of any entity that has an executive officer serving as a member of the Company's Board or Compensation Committee.

Executive Officers
The following sets forth certain information regarding the NEOs and other executive officers of the Company and the Bank.
Name	Age	Position
Ronald M. Bentley	62
President and Chief Executive Officer of the Company and the Bank (2007); Chief Operating Officer of the Bank (2006); President, Retail Banking at NBT Bancorp, Inc. (2005); Executive Vice President, Retail Banking and Regional President at NBT Bancorp, Inc. (2003).  Mr. Bentley has been with the Company since 2006.

Karl F. Krebs	58
Chief Financial Officer, Treasurer of the Company and Executive Vice President, Chief Financial Officer and Treasurer of the Bank (commencing October 16, 2013); Executive Vice President and Chief Financial Officer of Financial Institutions (2009); Senior Financial Specialist at West Valley Environmental Services, LLC, an environmental remediation services firm, prior to joining Financial Institutions in 2009. President of Robar General Funding Corp., a mortgage and construction loan broker, from 2006 to 2008; Senior Vice President and Line-of-Business Finance Director at Five Star Bank from 2005 to 2006.

Richard G. Carr	61	Executive Vice President of the Bank (2011) responsible for Business Client Services; Senior Vice President of the Bank (2004). Mr. Carr has been with the Company since 1997.
Louis C. DiFabio	51	Executive Vice President of the Bank (2011) responsible for Retail Client Services; Senior Vice President of the Bank (2005). Mr. DiFabio has been with the Company since 1987.
Karen R. Makowski	58
Executive Vice President, Chief Administrative and Risk Officer (2011); Consultant in regulatory compliance and strategic planning (2009); President & CEO, Panther Community Bank Florida (2006).  Mrs. Makowski has been with the Company since 2011.

Melinda A. Sartori	57	Executive Vice President of the Bank (2002) responsible for the Wealth Management Group. Mrs. Sartori has been with the Company since 1994.
Anders M. Tomson	47
President, Capital Bank Division of Chemung Canal Trust Company (2011); Senior Vice President and Commercial Real Estate Division Executive at Citizens Bank in Albany (2006-2010).  Mr. Tomson has been with the Company since 2011.

Executive Compensation
The following tables summarize compensation information paid or earned by NEOs of the Company and the Bank for the fiscal year ended December 31, 2014, with comparative information for 2013 and 2012 relating to the summary compensation table.
                          Summary Compensation Table
Name and Principal Position	Year	Salary (1)	Bonus (1)	Stock Awards	Non-Equity Incentive Plan Compensation (4)	Change in Pension Value (5)	All Other Compensation (6)	Total
Ronald M. Bentley President & Chief Executive Officer	2014 2013 2012	$425,458 $428,988(7) $404,000	$91,227 $128,550 $121,750	$92,632(2) $117,021(2) $112,154(2)	$21,273 $21,449 $20,250	$303,563 $69,252 $127,703	$110,997 $105,744 $103,121	$1,045,150 $871,004 $888,978
Karl F. Krebs Executive Vice President, Chief Financial Officer and Treasurer	2014 2013	$200,231 $36,923	$50,000 -	$30,000(3) -	- -	- -	$64,874 $8,385	$345,105 $45,308
Richard G. Carr Executive Vice President	2014 2013	$168,494 $159,473(7)	$50,000 $35,000	$30,000(3) $30,000(3)	- -	$136,786 $37,483	$23,352 $21,683	$408,632 $283,639
Karen R. Makowski Executive Vice President, Chief Administrative & Risk Officer	2014 2013 2012	$184,067 $185,571(7) $175,000	$50,000 $35,000 $35,000	$30,000(3) $30,000(3) $50,011(3)	- - -	- - -	$59,094 $56,701 $44,830	$323,161 $307,272 $304,841
Melinda A. Sartori Executive Vice President	2014 2013 2012	$166,537 $167,898(7) $157,984	$50,000 $35,000 $30,000	$30,000(3) $30,000(3) $20,000(3)	- - -	$155,737 $9,638 $83,898	$22,788 $22,639 $21,152	$425,062 $265,175 $313,034
Anders M. Tomson (10) President, Capital Bank Division	2014 2013 2012	$227,507 $229,366(7) $215,815	$50,000 $45,000 $45,000	$30,000(3) $30,000(3) $30,000(3)	- - -	- - -	$73,454 $70,269 $66,710	$380,961 $374,635 $357,525
(1) The amounts shown for salary and bonus represent amounts earned in 2014.
(2)        The awards to Mr. Bentley were made under the terms of the Incentive Compensation Plan.  The awards are fully vested upon grant and reflect the grant date fair value of the stock calculated as the average of the closing prices of a share of common stock as quoted on the NASDAQ stock market for each of the prior thirty days ending on December 31, 2014.  The 2014 stock awards granted to Mr. Bentley do not include director fees in the amount of $19,868, which are reported in the Director Compensation Table on page .

(3)        The amounts shown for Madams Makowski and Sartori and Messrs. Carr, Krebs and Tomson represent shares granted under the Restricted Stock Plan and reflect the grant date fair value computed in accordance with the formula set forth in the Plan, and as reported in Note 12 of the Company's audited consolidated financial statements contained in the Company's Form 10-K for the year ended December 31, 2014. Twenty percent of the restricted stock awarded vests each year commencing with the first anniversary date of the award and is 100 percent vested on the fifth anniversary date. See table on page captioned "Grants of Plan-Based Awards."  The amount of the awards are determined in the discretion of the Board and there are no specific formulaic targets.

(4)         This is an additional cash bonus awarded to Mr. Bentley pursuant to a company-wide 5% cash bonus plan in which all non-sales employees participate.  Other NEOs are not eligible to participate in this 5% cash bonus pool.

 (5)       The amounts shown represent the aggregate change, from December 31, 2013 to December 31, 2014, in the present value of the named executive officers' accumulated pension benefit from the Chemung Canal Trust Company Pension Plan and, for Mr. Bentley, from the Chemung Canal Trust Company Executive Supplemental Retirement Plan.

(6)        The amounts shown include matching contributions made by the Bank to the 401(k) Plan, dividends paid on unvested  restricted stock, Defined Contribution SERP contributions, and  perquisites, such as car and club memberships.   The NEOs participate in certain group health, life, disability and medical reimbursement plans, not disclosed in the Summary Compensation Table, that are generally available to salaried employees and do not discriminate in scope, terms and operation. See the table below captioned "All Other Compensation Table."

(7) This amount reflects one extra pay period during 2013.

 All Other Compensation

Name	401(k) Match	Dividends on Restricted Stock	Automobile Allowance/Usage	Club Memberships	Defined Contribution SERP	Total
Ronald M. Bentley	$7,800	-	$3,273	$12,068	$87,856	$110,997
Karl F. Krebs	$10,260	-	$6,000	$8,446	$40,168	$64,874
Richard G. Carr	$6,764	$2,121	$6,000	$8,467	-	$23,352
Karen R. Makowski	$9,631	$2,278	$6,000	$3,175	$38,010	$59,094
Melinda A. Sartori	$6,690	$2,121	$6,000	$7,977	-	$22,788
Anders M. Tomson	$10,400	$2,725	-	$13,350	$46,979	$73,454

Grants of Plan-Based Awards

Name	Grant Date	All Other Stock Awards: Number of Shares of Stock	Grant Date Fair Value of Stock Awards

Ronald M. Bentley . Richard G. Carr Karl F. Krebs Karen R. Makowski Melinda A. Sartori Anders M. Tomson

1/21/2015
1/15/2014
1/16/2013

12/17/2014
12/20/2013
12/19/2012
12/21/2011
12/15/2010

12/17/2014

12/17/2014
12/20/2013
12/19/2012
2/06/2012

12/17/2014
12/20/2013
12/19/2012
12/21/2011
12/15/2010

12/17/2014
12/20/2013
12/19/2012
12/21/2011
7/08/2011
3,303 3,595 4,116 1,064 933 788 653 706 1,064 1,064 933 984 1,079 1,064 933 788 653 706 1,064 933 1,181 653 1,000

$92,632(1)
$117,021(1)
$112,154(1)

$30,000(8)
$30,000(5)
$20,000(4)
$15,000(3)
$15,000(2)

$30,000(8)

$30,000(8)
$30,000(5)
$25,000(4)
$25,000(6)

$30,000(8)
$30,000(5)
$20,000(4)
$15,000(3)
$15,000(2)

$30,000(8)
$30,000(5)
$30,000(4)
$15,000(3)
$22,950(7)

(1)    This grant was awarded to Mr. Bentley as part of a year-end bonus pursuant to the Incentive Compensation Plan. The stock award is based on the average of the closing prices of a share of Company common stock as quoted on the NASDAQ Stock Market for each of the prior thirty trading days ending on December 31, 2014, which calculates to a grant price of $28.05 in 2015, $32.56 in 2014 and $27.25 in 2013.

(2)            These amounts represent the market value of $21.25, the closing price for the Company's common stock on the grant date, December 15, 2010.  The stock was awarded under the Restricted Stock Plan.

(3)            These amounts represent the market value of $23.00, the closing price for the Company's common stock on the grant date, December 21, 2011.  The stock was awarded under the Restricted Stock Plan.

(4)            These amounts represent the market value of $25.41, the closing price for the Company's common stock on the grant date, December 19, 2012.  The stock was awarded under the Restricted Stock Plan.

(5)            These amounts represent the market value of $32.18, the average of the closing prices of a share of Company's common stock as quoted on the
NASDAQ Stock Market for each of the prior thirty trading days ending on 12/20/2013.  The stock was awarded under the Restricted Stock Plan.

(6)            Under the terms of her offer of employment, this amount was granted to Mrs. Makowski upon completion of 90 days of employment and is based on a market value of $23.18, the closing price of a share of Company's common stock on February 6, 2012.

(7)            Under the terms of his offer of employment, this amount was granted to Mr. Tomson upon completion of 90 days of employment and is based on the market value of $22.95, the closing price of a share of Company's common stock on July 8, 2011.

(8)            These amounts represent the market value of $28.21, the average of the closing prices of a share of Company's common stock as quoted on the NASDAQ
Stock Market for each of the prior thirty trading days ending on 12/20/2014.  The stock was awarded under the Restricted Stock Plan.

Outstanding Equity Awards at December 31, 2014

	Restricted Stock Awards Under the Restricted Stock Plan
Name	Grant Date	Number of Shares or Units of Stock That Have Not Vested (#)(1)	Market Value of Shares or Units of Stock That Have Not Vested ($) (2)
Richard G. Carr	12/17/2014	1,064	$29,430.24
	12/20/2013	747	$20,662.02
	12/19/2012	474	$13,110.84
	12/21/2011	263	$7,274.58
	12/15/2010	142	$3,927.72
Karl F. Krebs	12/17/2014	1,064	$29,430.24
Karen R. Makowski	12/17/2014	1,064	$29,430.24
	12/20/2013	747	$20,662.02
	12/19/2012	592	$16,374.72
	2/06/2012	649	$17,951.34
Melinda A. Sartori	12/17/2014	1,064	$29,430.24
	12/20/2013	747	$20,662.02
	12/19/2012	474	$13,110.84
	12/21/2011	263	$7,274.58
	12/15/2010	142	$3,927.72
Anders M. Tomson	12/17/2014	1,064	$29,430.24
	12/20/2013	747	$20,662.02
	12/19/2012	709	$19,610.94
	12/21/2011	263	$7,274.58
	7/08/2011	400	$11,064.00
(1) Restricted stock awards vest over a five year period after the date of the grant.
(2) These amounts represent the market value of $27.66, the closing price for the Company common stock on December 31, 2014.

Stock Vested

Name	Date of Vesting	Number of Shares Acquired on Vesting	Value Realized on Vesting
Richard G. Carr	12/19/2014 12/19/2014 12/19/2014 12/15/2014 12/23/2013 12/19/2013 12/16/2013 12/21/2012 12/15/2012 12/15/2011	186 157 130 141 130 157 141 130 141 141	$5,092.68(10) $4,298.66(10) $3,559.40(10) $3,983.25(9) $4,426.50(5) $5,135.47(6) $4,585.32(7) $3,906.50(1) $3,588.45(2) $3,313.50(3)
Karen R. Makowski	2/06/2015 12/19/2014 12/19/2014 2/06/2014 12/19/2013 2/06/2013	215 186 196 215 196 215	$5,824.35(4) $5,092.68(10) $5,366.48(10) $6,114.60(4) $6,411.16(6) $6,342.50(4)
Melinda A. Sartori	12/19/2014 12/19/2014 12/19/2014 12/15/2014 12/23/2013 12/19/2013 12/16/2013 12/21/2012 12/14/2012 12/15/2011	186 157 130 141 130 157 141 130 141 141	$5,092.68(10) $4,298.66(10) $3,559.40(10) $3,983.25(9) $4,426.50(5) $5,135.47(6) $4,585.32(7) $3,906.50(1) $3,588.45(2) $3,313.50(3)
Anders M. Tomson	12/19/2014 12/19/2014 12/19/2014 7/08/2014 12/23/2013 12/19/2013 7/08/2013 12/21/2012 7/09/2012	186 236 130 200 130 236 200 130 200	$5,092.68(10) $6,461.68(10) $3,559.40(10) $6,128.00(8) $4,426.50(5) $7,719.56(6) $6,556.00(8) $3,906.50(1) $5,140.00(8)
(1)These amounts represent the market value of $30.05, the closing price for the Company's common stock on the 12/21/2012 vesting date.
(2)These amounts represent the market value of $25.45, the closing price for the Company's common stock on the 12/14/2012 vesting date.
(3)These amounts represent the market value of $23.50, the closing price for the Company's common stock on the 12/15/2011 vesting date.
(4)In accordance with the terms of Mrs. Makowski's offer of employment, these amounts represent the market value of $27.09, $28.44 and $29.50, respectively the closing prices for the Company's common stock on the 2/6/2015, 2/6/2014 and 2/6/2013 vesting dates.

(5)These amounts represent the market value of $34.05, the closing price for the Company's common stock on the 12/23/2013 vesting date.
(6)These amounts represent the market value of $32.71, the closing price for the Company's common stock on the 12/19/2013 vesting date.
(7)These amounts represent the market value of $32.52, the closing price for the Company's common stock on the 12/16/2013 vesting date.
(8)In accordance with the terms of Mr. Tomson's offer of employment, these amounts represent the market value of $30.64, $32.78 and $25.70, the closing price for the Company's common stock on the 7/8/2014, 7/8/2013 and 7/9/2012 vesting dates.

(9)These amounts represent the market value of $28.25, the closing price for the Company's commons stock on the 12/15/2014 vesting date.
(10) These amounts represent the market value of $27.38, the closing price for the Company's common stock on the 12/19/2014 vesting date.

Deferred Compensation Plan

The Deferred Compensation Plan is a nonqualified plan that allows a select group of management, including the NEOs, to defer all of their annual compensation, to a future date.  Eligible employees are generally highly compensated employees and are designated by the Board from time to time.  Deferred amounts are an unfunded liability of the Company.  The Plan requires deferral elections be made before the beginning of the calendar year during which the participant will perform the services to which the compensation relates. Participants in the Plan are required to elect a form of distribution, either lump sum payment or annual installments not to exceed ten years, and a time of distribution, either a specified age or a specified date. The terms and conditions for the deferral of compensation are subject to the provisions of 409A of the Code. As noted on page , only Messrs. Carr and Krebs and Mrs. Sartori participate in this Plan.
Pension Benefits

Tax Qualified Pension Plan:  Messrs. Bentley and Carr and Mrs. Sartori are participants in the Pension Plan, a non-contributory defined benefit pension plan.  The Pension Plan is a "qualified plan" under the Code and therefore must be funded.  Contributions are deposited to the Plan and held in trust.  The Pension Plan assets may only be used to pay retirement benefits and eligible plan expenses.  As of December 31, 2014, Messrs. Bentley and Carr and Mrs. Sartori had reached age 55 and had completed 5 years of service to be eligible for early retirement.
Under the Pension Plan, pension benefits are based upon final average annual compensation where the annual compensation is total base earnings paid plus 401(k) salary deferrals.  Bonuses, overtime, commissions and dividends are excluded.  The normal retirement benefit equals 1.2% of final average compensation (highest consecutive five years of annual compensation in the prior ten years) times years of service (up to a maximum of 25 years), plus 1% of average monthly compensation for each additional year of service (up to a maximum of 35 years), plus .65% of average monthly compensation in excess of covered compensation for each year of credited service up to 35 years.  Covered compensation is the average of the social security taxable wage bases in effect for the 35 year period prior to normal social security retirement age.  Compensation for purposes of determining benefits under the Pension Plan is reviewed annually.
Normal retirement age under the Plan is 65.  Participants may commence their retirement benefit prior to the age of 65 if they have at least five years of credited service and have attained age 55.  The retirement benefit payable before age 65 is reduced to recognize the greater number of years during which the participant will receive the retirement benefit.  The reduction is 6 2/3% for each year between age 60 and 65 that the benefit commences prior to the age of 65.  The reduction prior to age 60, if the benefit commences between age 55 and 60, is 5.33% per year.
Nonqualified Pension Plan SERP: As described above, the Code places limitations on compensation amounts that may be included under the Pension Plan.  The Pension Plan SERP is provided to executives in order to produce total retirement benefits, as a percentage of compensation that is comparable to employees whose compensation is not restricted by the annual compensation limit.  Pension amounts based upon the Pension Plan formula, which exceed the applicable limitations, will be paid under the Pension Plan SERP. Currently, Mr. Bentley is the only active participant.
 The Pension Plan SERP is a "nonqualified plan" under the Code.  Contributions to the Plan are not held in trust; therefore, they may be subject to the claims of creditors in the event of bankruptcy or insolvency.  When payments come due under the Plan, cash is distributed from general assets.
Nonqualified Defined Contribution SERP:  The Defined Contribution SERP is provided to certain executives to motivate and retain key management employees by providing a nonqualified retirement benefit that is payable at retirement, disability, death and certain other events.  The Defined Contribution SERP will deliver a retirement benefit comparable to that received by other executive officers participating in the bank's Defined Benefit Plan.  Currently, Messrs. Bentley, Krebs, Tomson and Mrs. Makowski are the only active participants.
The Pension Plan SERP is intended to be an unfunded plan maintained primarily for the purpose of providing deferred compensation benefits for a select group of management or highly compensated employees.

Pension Benefits Table

The table below sets forth the accumulated benefits to which the executives would be entitled had they terminated employment on December 31, 2014 and elected to commence their benefit at the earliest age at which they would receive an unreduced benefit, payable as a monthly benefit for as long as the executive lived.  The expected benefit payments are discounted using interest and mortality assumptions to produce the present value of the accumulated benefit as of December 31, 2014.  The assumed interest rate is 4.09% and the mortality assumptions are based upon the RP-2014 Mortality Table projected with mortality improvement scale MP2014, to the expected year of benefit commencement.
Name	Plan Name	Number of Years Credited Service	Present Value of Accumulated Benefit ($)
Ronald M. Bentley	Chemung Canal Trust Company Pension Plan Chemung Canal Trust Company Executive Supplemental Pension Plan	9 9	$454,311 $313,141
Richard G. Carr	Chemung Canal Trust Company Pension Plan	17	$454,514
Melinda A. Sartori	Chemung Canal Trust Company Pension Plan	20	$514,462

The aggregate increase in the actuarial present value of accumulated benefits under both the Chemung Canal Trust Company Pension Plan and the Chemung Canal Trust Company Executive Supplemental Pension Plan are set forth in the Summary Compensation Table.  The table below shows the breakdown of the increase in the actuarial present value of accumulated benefits for each Plan.
Name	Plan Name	Increase in the Actuarial Present Value of the Pension Benefit as of 12/31/14
Ronald M. Bentley	Chemung Canal Trust Company Pension Plan Chemung Canal Executive Supplemental Pension Plan	$174,150 $129,413
Richard G. Carr	Chemung Canal Trust Company Pension Plan Chemung Canal Executive Supplemental Pension Plan	$136,786 -
Melinda Sartori	Chemung Canal Trust Company Pension Plan Chemung Canal Executive Supplemental Pension Plan	$155,737 -

Defined Contribution SERP

As previously discussed on page 25, the Company maintains a Defined Contribution SERP to provide additional retirement income to select, key employees that cannot be provided through the qualified Pension Plan because of the "soft freeze" in effect after July 30, 2012.  Additionally, Mr. Bentley participates in the SERP in order to provide retirement benefits to him comparable to other peer group chief executive officers.  The annual contributions are approved by the Board.  The Plan was first adopted in June of 2012.  The following Table sets forth the Company contributions for 2014 on behalf of the NEOs.
Name	Registrant Contribution	Aggregate Balance
Ronald M. Bentley	$87,856	$255,374
Karl F. Krebs	$40,168	$47,553
Karen R. Makowski	$38,010	$110,537
Anders M. Tomson	$46,979	$136,524

Potential Payments upon Termination of Employment or Change in Control

The following paragraphs summarize the estimated amounts payable to each of the NEOs under an employment agreement or change in control agreement assuming employment was terminated December 31, 2014.
Mr. Bentley is covered under a Severance Agreement and a Change of Control Agreement.  Under the Severance Agreement, if terminated involuntarily without cause, or for good reason by him, he would receive one year's salary equal to $437,750 and employee benefits for one year equal to $879,044.
Under the Change of Control Agreement, Mr. Bentley would receive a number of payments and benefits under different circumstances:  1) Within two years following a change of control if there is (a) involuntary termination without cause or by him for good reason, or (b) there is a termination by him for any reason within one year of the change of control, he would receive cash severance equal to 2.99 times the highest annual compensation paid to him, based upon the prior two years, in the amount of $1,731,175, the present value of employee retirement plan benefits in the amount of $1,593,346 and a potential tax gross-up of excise tax; and 2) if he voluntarily terminates his employment more than one year after a change of control, his payments would total $1,812,359 comprised of cash severance of $550,250 and the present value of employee and retirement plan benefits of $1,262,109.
Under the Company's executive supplemental disability benefit program Mr. Bentley, if terminated due to disability, would receive benefits that would continue until the earlier of recovery, death or age 67 with a present value of $882,901.
The Company has entered into Change of Control Agreements with executive officers Carr, Krebs, Makowski, Sartori, and Tomson.  Following a change in control, if the executive's employment is terminated within twelve months or if the executive resigns for any reason, the agreements provide for payments of two (2) times the executive's highest annual compensation (including only salary and bonus) paid by the Bank to the executive for any of the two calendar years ending with the year  in which the executives's employment ended.  Payments would be made in equal monthly installments for twenty-four (24) months following the effective date of the termination.
The amount of severance pay that each of the executive officers would be entitled to, pursuant to the Change in Control Agreements, if termination had occurred on December 31, 2014 is as follows:  Mr. Carr $965,908; Mrs. Makowski $663,090; Mrs. Sartori $1,021,941;  Mr. Krebs $548,125; and, Mr. Tomson $779,580.

Proposal 3:
 Approval Of The Directors' Deferred Fee Plan
The Board of Chemung Financial adopted a change to the Directors' Deferred Fee Plan, effective February 25, 2015, to include the number of annual shares that can be granted under the Directors' Deferred Fee Plan.
Summary of Directors' Deferred Fee Plan:

The Directors' Deferred Fee Plan allows non-employee directors of each of Chemung Financial and the Bank to elect to defer receipt of fees payable to the director for service as a member of the board of directors of each Chemung Financial and the Bank. At the election of a director, the deferred fees are converted into units and allocated to a unit value account, which appreciates or depreciates, as would an actual share of common stock. A director's unit value account is credited with declared dividends pursuant to a formula described in the  Plan. The units are paid to the director in the form of common stock. The common stock payable under the Directors' Deferred Fee Plan is paid to the director either at a specified age or time elected by the director, at the termination of the director's service with Chemung Financial and/or the Bank, or upon the occurrence of a change in control as defined in the Directors' Deferred Fee Plan. The number of shares of common stock payable to a director with a unit value account under the Plan represents at all times the general unfunded obligation of the Bank, and each director participating in the Directors' Deferred Fee Plan will be a general creditor of the Bank with respect to the value of his or her unit value account.
Related Matters
Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act of 1934 requires directors and certain officers of Chemung Financial and persons who beneficially own more than ten percent of the outstanding shares of Chemung Financial's common stock to file reports of beneficial ownership and changes of beneficial ownership of shares of common stock with the SEC.  SEC regulations require such persons to furnish the Company with copies of all Section 16(a) reports they file.  Based solely upon review of the copies of such reports furnished to the Company and its representatives and certain representations that no other reports were required, all persons subject to the SEC reporting requirements filed the required reports on a timely basis except John F. Potter who purchased shares on February 20, 2014 and reported it on February 26, 2014.
Certain Transactions with Related Parties

A number of Chemung Financial's directors, members of executive management and their associates are customers of the Bank.  Any extensions of credit made to them are made in the ordinary course of business, are made on substantially the same terms, including interest rates and collateral, as those prevailing at the same time for comparable loans with persons not related to the Company and do not involve more than normal risk of collectability or present other unfavorable features to the Bank.
The law firm of Sayles & Evans, of which Ms. Drinkwater is a partner, provided legal services to the Company in 2014.  The amount paid to this entity was less than the established reporting thresholds.  In accordance with applicable law, the Bank's policy requires that a review of related party transactions over $120,000 be conducted for potential conflict of interest and all such transactions be approved by the Board.
Code of Ethics

The Board of Directors has adopted a Code of Ethics for Senior Financial Officers, which applies to Chemung Financial's chief executive officer, the chief auditor and other senior officers performing accounting, auditing, financial management or similar functions.  This Code of Ethics supplements a Code of Business Conduct and Ethics, which governs all employees, officers and directors.  Both codes can be viewed on the Bank's website at http://www.snl.com/irweblinkx/govdocs.aspx?iid=100690.

Audit and Risk Management Committee Report
In accordance with its written charter adopted by the Board of Directors, the Chemung Financial Corporation's Audit and Risk Management Committee (the "Committee") assists the Board in fulfilling its oversight responsibilities for the integrity of the Company's financial statements, systems of internal accounting and financial controls, compliance with legal and regulatory requirements, and the independent auditor's qualifications, independence and performance, as well as the performance of its internal audit function.  The members of the Committee meet the independence requirements of applicable laws and rules as determined by the Board. Five meetings of the Committee were held during 2014.  The charter was revised in February 2015 and can be viewed on the Bank's website at http://www.snl.com/irweblinkx/govdocs.aspx?iid=100690.
On March 10, 2015, the Committee appointed the independent registered public accounting firm, Crowe Horwath LLP, as the Company's independent auditors for the fiscal year ending December 31, 2015.
The Committee has reviewed and discussed with management and with Crowe Horwath, the Company's audited consolidated financial statements for the year ended December 31, 2014.  The Committee has received from Crowe Horwath the written disclosures and the letter required by Independence Standards Board No. 1, Independence Discussions with Audit Committees, relating to auditor independence.  The Committee also discussed the quality and adequacy of the Company's internal controls with management and the independent auditors. In addition, the Committee also reviewed with Crowe
Horwath their audit plans, audit scope and identification of audit risks.
The Committee discussed and reviewed with Crowe Horwath all communications required by Statement on Auditing Standards No. 61, Communications with Audit Committees, and has discussed and reviewed the results of their examination of the financial statements.
Based upon the above-mentioned reviews and discussions with management and Crowe Horwath, the Committee recommended to the Board of Directors that the audited consolidated financial statements be included in Chemung Financial Corporation's Annual Report on Form 10-K for the year ended December 31, 2014 to be filed with the Securities and Exchange Commission.
The Audit Committee:
Larry H. Becker, Chairman	Eugene M. Sneeringer Jr.
William D. Eggers	Robert L. Storch
John F. Potter	G. Thomas Tranter Jr

Fees Paid to Independent Registered Public Accounting Firm

Fees billed by Crowe Horwath LLP relating to the years ending in 2013 and 2014 are provided in the following table. All services provided by Crowe Horwath in 2013 and 2014 were pre-approved by the Audit Committee.
Type of Service	Fiscal Years Ended December 31,
	2014	2013
Audit Fees	$237,000	$237,500
Audit-Related Fees	10,850	30,000
Tax Fees	-	-
All Other Fees	2,495	-
Total Fees	$250,345	$267,500

The audit fees were for professional services rendered for the audit of the Company's annual financial statements, management's report on internal control over financial reporting and review of financial statements included in the Company's Quarterly Reports on Form 10-Q, and services that are normally provided by Crowe Horwath in connection with statutory and regulatory filings or engagements.
The "Audit Related Fees" for 2014 was related to additional services required for the filing of the September 30, 2014 10Q while the 2013 amount was for additional work related to the six former Bank of America branches purchased in 2013 and the identified material weakness.
The "All Other Fees" billed to the Company by Crowe Horwath for 2014 include software licenses and audit work paper fees.   The Company was not billed for these fees during 2013.

Audit Committee Pre-Approval Policies and Procedures

The Committee pre-approves the audit and permissible non-audit services provided by the independent auditors.  These services may include audit services, non-audit services, audit-related services, tax services and other services.  Crowe Horwath and management periodically report to the Committee regarding the extent of services provided by the independent auditor in accordance with this pre-approval, and the fees for the services performed to date.  The Committee may also pre-approve additional services on a case-by-case basis.  In the period between meetings of the Audit Committee, the Committee Chair or a delegated sub-committee is authorized to pre-approve such services provided that such pre-approval is ratified by the Committee at its next regularly scheduled meeting.
Proposal 4:
 Ratification of Appointment of Independent Registered Public Accounting Firm
The Audit Committee has appointed Crowe Horwath LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2015. Although shareholder approval of the appointment of Crowe Horwath is not required, the Board believes that it is important to give shareholders an opportunity to ratify this selection. If it is not ratified, the Audit Committee will consider the shareholders' views in future selections of the Company's independent auditors.
A representative of Crowe Horwath is expected to be present at the Annual Meeting and available to respond to appropriate questions from shareholders.
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE RATIFICATION OF THE APPOINTMENT OF CROWE HORWATH LLP AS THE COMPANY'S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING
DECEMBER 31, 2015.

Shareholder Proposals At The Annual Meeting In The Year 2016
The Company's Board will establish the date for the 2016 Annual Meeting of Shareholders.  Under SEC regulations, in order for a shareholder to be entitled to have a shareholder proposal included in the Company's proxy statement for the 2016 meeting, the proposal must be received by the Corporate Secretary of Chemung Financial Corporation at its principal executive offices, One Chemung Canal Plaza, Elmira, New York 14901, no later than November 28, 2015, which is 120 days prior to the date the proxy statement for the 2015 Annual Meeting will be first mailed.  The shareholder must also satisfy the other requirements of SEC Rule 14a-8.  Note that this requirement is separate from the notice requirements described in this Proxy Statement regarding the advance notice that is required before a shareholder is permitted to present a proposal for a vote at any annual meeting pursuant to the Company's bylaws.
General
The Company's 2014 Annual Report to Shareholders on Form 10-K, together with an abbreviated report for the twelve-month period accompanies this Proxy Statement, which was mailed to shareholders on or about March 27, 2015.  The annual report is not part of the proxy solicitation materials. The Annual Report on Form 10-K is also available on the Bank's website, http://www.snl.com/irweblinkx/docs.aspx?iid=100690 and will be furnished to any shareholder upon written request to the Corporate Secretary, One Chemung Canal Plaza, Elmira, New York 14901.
Other Matters
The Board is not aware of any other matters to be brought before the Annual Meeting other than as specified above.  If, however, any other matters should come before the 2015 Annual Meeting, it is intended that the persons named in the enclosed proxy, or their substitutes, will vote such proxy in accordance with their best judgment on such matters.

By Order of the Board of Directors

Kathleen S. McKillip
Secretary

Date:            March 27, 2015
One Chemung Canal Plaza
Elmira, New York  14901

Appendix A

CHEMUNG FINANCIAL CORPORATION /
CHEMUNG CANAL TRUST COMPANY
Amended and Restated
Directors' Deferred Fee Plan

This amended and restated Deferred Directors Fee Plan (the "Plan") adopted by the Board of Directors of Chemung Financial Corporation and Chemung Canal Trust Company, hereinafter together referred to as the "Corporation," this 21st day of December, 2005.
WHEREAS on December 15, 2004 the Board adopted an amendment to its Plan which incorporated by reference the changes to deferred compensation enacted by the American Jobs Creation Act of 2004 (P.L. 108-357) which added § 409A to the Internal Revenue Code (the "Code"); and
WHEREAS the Board has elected to amend the Plan to comply with § 409A of the Code with respect to amounts deferred or vested after December 31, 2004 and does not intend this amendment and restatement to constitute a material amendment to the Plan as such term is used in Code § 409A(d)(2)(B) but rather that it will not affect the treatment of fees deferred and vested under the Plan prior to January 1, 2005;
NOW, THEREFORE, effective January 1, 2005, the Plan is being amended and restated in its entirety as follows:
Any Director may elect from time to time that payment of all or any part of the annual retainer thereafter payable to him or her and that payment of all or any part of the fees thereafter earned by him or her for attendance at subsequent meetings of the full Board of Directors and at subsequent meetings of committees of the Board of Directors (such annual retainer and fees for attendance being hereinafter collectively referred to as "fees") be deferred on the following terms:
1)             ELECTION – All elections must be in writing in a Participation Agreement signed by the Director, which Participation Agreement shall designate the time and manner of payment of all fees deferred pursuant thereto.  Any election to defer compensation shall be effective only with respect to compensation for services performed on or after January 1 of the year following the year in which the election is made.  An election to defer compensation shall become irrevocable with respect to compensation for services performed within a given year on December 31 of the year preceding the year in which the services are to be performed.

An election as to the time and manner of payment of deferred fees may be amended to further defer the commencement of payment or to extend the period of payment, provided such amendment is made at least twelve (12) months before the first payment of deferred fees would have been made under the Director's existing election.  Such an amended election shall not be effective for twelve (12) months and no payment under such an amended election shall be made earlier than five (5) years after the date that the first payment would have otherwise been made under the Director's existing election, except as expressly allowed under Code § 409A of the Code and the regulations and other guidance issued thereunder.
2)            PERIOD OF ELECTIONS – Each election shall continue in effect as to all fees thereafter earned as above provided by the electing Director until revoked by written instrument signed by such Director.  Any such revocation shall be effective only with respect to compensation for services to be performed on or after January 1 of the year following the year in which the revocation occurs, and shall not be effective with regard to any compensation with respect to which an election has become irrevocable under the terms of this Plan.

3)            SUCCESSIVE ELECTIONS – A Director who revokes an election may make a new election at any time thereafter as to fees to be earned on or after January 1 of the year following the year in which such new election is made, but the prior revoked election shall govern the time and manner of payment of all fees deferred pursuant thereto, except as otherwise specifically allowed hereunder.

4)            ACCOUNTING FOR DEFERRED FEES – Deferred fees shall be a general unfunded liability of Chemung Canal Trust Company ("the Bank").  No separate fund shall be set aside or earmarked for their payment.  Neither shall any Director have a right nor shall security interest in any asset of the Bank and no trust or security interest be implied as a result thereof.  A Director may designate, in increments of 10%, the compensation to be deferred, or compensation already deferred, to be allocated to a Memorandum Money Market or a Memorandum Unit Value Account, or a combination of such accounts, provided, however, that effective October 1, 1997, amounts allocated to the Memorandum Unit Value Account as of October 1, 1997 or thereafter and earnings thereon may not thereafter be transferred to the Memorandum Money Market Account.  Any change in such designation between the accounts may be made no later than the last day of each March, June, September and December during the deferral period to be effective on the date next following such notification that compensation would have been paid in accordance with the Bank's normal practice but for the election to defer.

a)
Memorandum Money Market Account – A memorandum account shall be kept of the deferred fees by each Director with the balance in said memorandum account to be credited with interest compounded quarterly on the average balance during each such calendar quarter at a rate during each calendar quarter equal to the Applicable Federal Rate for short-term debt instruments as computed and published by the Internal Revenue Service for the month immediately preceding the calendar quarter for which the interest computation is being made.

b)
Memorandum Unit Value – The amount, if any, in or allocated to the Director's deferred compensation Unit Value Account on the dates compensation would have been paid in accordance with normal practice but for the election to defer, shall be expressed in units on a quarterly basis, the number of which shall be calculated as of the last trading day of each quarter and shall be equal to the sum of the quarterly retainer and other fees received by the Director in such quarter divided by the closing bid price for shares of the Corporation's Common Stock (hereinafter referred to as "Market Value") on such date.  On each date that the Corporation pays a regular cash dividend on shares of its Common Stock outstanding, the Director's account shall be credited with a number of units equal to the amount of such dividend per share multiplied by the number of units in the Director's account on such date divided by the Market Value on such dividend date.  The value of the units in the Director's Unit Value Account on any given date shall be determined by reference to the Market Value on such date. If a valuation date shall not be a trading day, the Market Value on such valuation date shall be deemed to be the Market Value on the trading day next preceding such date.

c)
Recapitalization – The number of units in the Director's Unit Value Account shall be proportionally adjusted for any increase or decrease in the number of issued shares of Common Stock of the Corporation resulting from a subdivision or consolidation of shares or other capital adjustment, or the payment of a stock dividend or other increase or decrease in such shares, effected without receipt of consideration by the Bank, or any distribution or spin-off of assets (other than cash to the stockholders of the Corporation).

5)            TIME OF PAYMENT – At the election of an electing Director, deferred fees shall be paid to him or her, or payment thereof to him or her, shall commence either:

a)	at a specified age indicated in the Director's Participation Agreement, or
b)	at a specified time permitted under the provisions of this Plan, as indicated in the Director's Participation Agreement,
c)
t the termination of the Director's service with Chemung Canal Trust Company; provided, however, that if a Director attains the age of 72 years prior to his or her separation from service, payment shall commence in such year and shall be made in the amounts and at the intervals specified in the Director's Participation Agreement with respect to payment upon a separation from service, or

d)	upon the occurrence of a Change in Control Event, as provided in Section 9 of this Plan.
6)            MANNER OF PAYMENT – A Director may elect to receive the compensation deferred under the plan in either (a) a lump sum, or (b) a number of annual installments as specified by the Director in his or her executed Participation Agreement.  All amounts distributed to a Director, his or her personal representatives or beneficiaries in the Director's Money Market Account shall be paid in cash and, effective October 1, 1997, all amounts in the Director's Unit Value Account shall be paid in the form of shares of the Corporation's Common stock.  The aggregate annual number of shares of the Common Stock of the Corporation that may be subject to distribution to Directors for payment of their deferred fees from the Memorandum Unit Value Account hereunder shall not exceed 35,000 shares.

7)            DEATH – At the death of an electing Director, the entire balance of his or her account shall be paid in a lump sum to his or her personal representatives or, if the Director has named a beneficiary and such beneficiary survives the Director, in a lump sum or in installments of not more than 10 years as elected in the Director's Participation Agreement.

8)            TOTAL AND PERMANENT DISABILITY – Upon satisfactory proof of a Director's becoming disabled, the Board of Directors shall direct the payment of the entire balance of his or her account to the Director or the commencement of installment payments to him or her, in accordance with such Director's election in his or her Participation Agreement.  A Director shall be deemed disabled for the purposes of this Plan if, due to a medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of at least twelve (12) months, the Director either (1) is unable to engage in any substantial gainful activity, or (2) is receiving income replacement benefits for a period of at least 3 months under an accident or health plan covering employees of the Bank.

9)            CHANGE IN CONTROL OR OWNERSHIP – Upon the occurrence of a Change in Control Event, the Board shall notify, by certified mail, each Director or former Director who has at such time a Director's Unit Value Account within thirty (30) days of such event.  Each such Director or former Director shall have thirty (30) days from the date of such notice to elect to receive all of his or her Director's Unit Value Account in one lump sum payment.  Upon such an election, the amount elected to be paid shall be sent by the Corporation to the address designated by such Director or former Director within fifteen (15) days of such election. A "Change in Control Event" shall mean a Change in Control or Change in Ownership of the Bank or a Change in Asset Ownership with respect to the Bank.

"Change in Control" shall mean: either (1) the event in which one person or multiple persons acting as a group acquire (or have acquired during the 12-month period ending on the date of the most recent acquisition by such person or persons) ownership of stock of the Corporation possessing thirty-five percent (35%) or more of the total voting power of the stock of the Corporation; or (2) the event in which a majority of members of the Board is replaced during any twelve (12) month period by directors whose appointment or election is not endorsed by a majority of the members of the Board prior to the date of the appointment or election.
"Change in Ownership" shall mean the event in which one person or multiple persons acting as a group acquire ownership of stock of the Corporation that, together with stock already held by the person or group, constitutes more than fifty percent (50%) of the fair market value or total voting power of the stock of the Corporation, provided that the person or group does not own more than fifty percent (50%) of the fair market value or total voting power of such stock prior to the acquisition.
"Change in Asset Ownership" shall mean the event in which one person or multiple persons acting as a group acquire (or have acquired during the twelve (12) month period ending on the date of the most recent acquisition by such person or person) assets from the Corporation that have a total gross fair market value that equals or exceeds forty percent of the fair market value of all of the assets of the Corporation immediately prior to such acquisition or acquisitions.
10)            ACCELERATION OF PAYMENTS – No Director shall be permitted to accelerate the timing or schedule of any payment made under this Plan, except in any one of the following situations:

a)
Domestic Relations Orders:  The Plan shall permit a participating Director to accelerate the time or schedule of a payment to an individual other than the Director as is necessary to fulfill any judgment, decree, or order made pursuant to a state domestic relations law that relates to the provision of child support, alimony payments, or marital property rights to a spouse, former spouse, child or other dependent of the Director

b)
Employment Taxes:  The Plan shall permit a participating Director to accelerate the time or schedule of a payment to pay: (i) Federal Insurance Contributions Act (FICA) taxes imposed under Sections 3101 and 3121(v)(2) of the Code on compensation deferred under the Plan (the "FICA amount"); (ii) income tax at source on wages imposed under Section 3401 on the FICA amount; and (iii) additional income tax at source on wages attributable to pyramiding Section 3401 wages and taxes.  The amount of any payment accelerated under this subsection (b) shall not exceed the aggregate of the FICA amount and the income tax withholding related to such an amount.

c)
De Minimis Cash-Out:  The Plan shall permit a participating Director to accelerate the time or schedule of a payment to the Director upon the Director's termination of all of his or her interest in the Plan, provided that the payment is made on or before the later of December 31 of the calendar year in which the Director separates from service or the date two and one-half (2 ½) months after the Director's separation from service, and that the payment does not exceed $10,000.  Payment under the terms of this subsection (c) shall be made in one lump sum payment.  No Director shall be permitted any election with respect to the receipt of such lump sum payment.

d)
Failure of the Plan to Qualify Under Section 409A:  The Plan shall permit a participating Director to accelerate the time or schedule of payment to the Director at any time the Plan is determined to have failed to meet the requirements of §409A of the Code and any regulations thereunder.  Payment under this paragraph shall not exceed the amount the Director is required to include in his or her gross income as a result of the Plan's failure to comply with such requirements.

        11)            TRANSFER, PLEDGE OR SEIZURE – Title to deferred fees shall not vest in a Director until actual payment thereof is made by the Corporation in accordance with the provisions of this Plan.  A Director may not transfer, assign, pledge, hypothecate or encumber in any way any interest in such deferred fees prior to the actual receipt thereof.  If a Director attempts to transfer, assign or encumber any interest in his or her deferred fees, or any part thereof, prior to the payment or distribution thereof to him or her, or if any transfer or seizure of such deferred fees is attempted to be made or brought about through the operation of any bankruptcy or insolvency law or other legal procedure, the rights of the Director taking such action or concerned therein or affected thereby or who would, but for this provision, be entitled to receive such deferred fees, shall forthwith and ipso facto terminate and the Bank may thereafter, in its absolute discretion at such time or times and in such manner as it deems proper, cause the whole or any part of the balance of the Director's account to be paid to any person or persons, including any spouse or child of the Director, as the Bank in its uncontrolled discretion shall deem advisable.

12)            AMENDMENT OR REPEAL – This Plan may be amended or repealed in whole or in part at any time by the Board , but no such amendment or repeal shall alter the time or manner of the payment of fees, the payment of which has theretofore been deferred pursuant hereto, except as expressly allowed herein.

13)            COORDINATION WITH §409A – The provisions of this Plan are intended to grant participating Directors any and all rights with respect to deferral elections, the change or amendment of deferral elections, the distribution of amounts of compensation deferred, the revocation of deferral elections, and the acceleration of payments, to the fullest extent permitted by §409A of the Internal Revenue Code and any guidance and regulations issued thereunder.  In the event that §409A or any final regulation or guidance promulgated thereunder would permit any right or privilege beneficial to participants in this Plan, including, but not limited to any right or privilege with respect to deferral of compensation, distribution of deferred compensation, acceleration of any payment, or the change or amendment of any deferral election, that exceeds any corresponding right or privilege afforded under the provisions of this Plan or is a right or privilege not afforded under this Plan, the Plan shall be deemed amended to incorporate such new or greater right or privilege to the greatest extent permitted without making any participating Director subject to the penalty or interest provisions of §409A or of any regulation promulgated thereunder.

14)            REMEDIAL AMENDMENT – The provisions of this Plan are intended to qualify under §409A of the Code, as added by the American Jobs Creation Act of 2004, and any regulations and guidance promulgated thereunder.  The Board, the Bank, and any and all Directors participating in this plan agree to take such action or to refrain from acting, as the case may be, to the extent required to comply with such statute, regulations, and guidance.  To the extent that any provision of this Plan should cause the Plan to fail to qualify under §409A or any regulations or guidance promulgated thereunder, such provision, together will all elections thereunder, shall be deemed to be amended to the extent required to comply with the requirements of such statute, regulations or guidance.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement this 25th day of February, 2015.
CHEMUNG FINANCIAL CORPORATION

By             /s/David J. Dalrymple
Its Chairman of the Board

CHEMUNG CANAL TRUST COMPANY

By            /s/Ronald M. Bentley
Its President & Chief Executive Officer

____________________________________
[Insert name of participating director]

0

CHEMUNG FINANCIAL CORPORATION

Annual Meeting of Shareholders - May 7, 2015

This proxy is solicited on behalf of the Board of Directors

The undersigned shareholder(s) hereby appoint(s) Karl F. Krebs and Thomas J. Whitaker, proxies, with power to act without the other and with the power of substitution, and hereby authorizes them to represent and vote as designated on the items on the reverse side, and at the discretion of said proxies on such other matters as may properly come before the meeting, all the shares of stock of Chemung Financial Corporation standing in the name of the undersigned with all powers which the undersigned would possess if present at the Annual Meeting of Shareholders of the Company to be held May 7, 2015 or any adjournment thereof.

(Continued and to be signed on the reverse side.)

1.1 14475

ANNUAL MEETING OF SHAREHOLDERS OF

CHEMUNG FINANCIAL CORPORATION

May 7, 2015

GO GREEN

e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.amstock.com to enjoy online access.

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL:
The Notice of Meeting, Proxy Statement and Proxy Card
are available at http://www.astproxyportal.com/ast/01079

Please detach along perforated line and mail in the envelope provided.

20430303000000000000 6 050715

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF DIRECTORS AND "FOR" PROPOSALS 2, 3 AND 4
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1. Election of Directors:

☐ FOR ALL NOMINEES

☐ WITHHOLD AUTHORITY FOR ALL NOMINEES

☐ FOR ALL EXCEPT (See instructions below)

NOMINEES:	
○ David J. Dalrymple	Three year term
○ William D. Eggers	Three year term
○ John F. Potter	Three year term
○ Thomas R. Tyrrell	Three year term

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark "FOR ALL EXCEPT" and fill in the circle next to each nominee you wish to withhold, as shown here: ●

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

This Proxy will, when properly executed, be voted as directed by the shareholder.

In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment thereof.

If no direction is given, this proxy will be voted 'For' the election of the nominees in Proposal 1, 'For' Proposal 2, 'FOR' Proposal 3, and 'For' Proposal 4.

Signature of Shareholder ____________ Date: ________ Signature of Shareholder ____________ Date: ________

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

ANNUAL MEETING OF SHAREHOLDERS OF

CHEMUNG FINANCIAL CORPORATION

May 7, 2015

PROXY VOTING INSTRUCTIONS

INTERNET - Access "**www.voteproxy.com**" and follow the on-screen instructions or scan the QR code with your smartphone. Have your Proxy Card available when you access the web page.

TELEPHONE - Call toll-free **1-800-PROXIES** (1-800-776-9437) in the United States or **1-718-921-8500** from foreign countries from any touch-tone telephone and follow the instructions. Have your Proxy Card available when you call.

Vote online/phone until 11:59 PM EST the day before the meeting.

IN PERSON - You may vote your shares in person by attending the Annual Meeting.

GO GREEN - e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.amstock.com to enjoy online access.

COMPANY NUMBER	
ACCOUNT NUMBER	

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL: The Notice of Meeting, Proxy Statement and Proxy Card are available at http://www.astproxyportal.com/ast/01079

Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet.

20430303000000000000 6   050715

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF DIRECTORS AND "FOR" PROPOSALS 2, 3 AND 4
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1. Election of Directors:

☐ FOR ALL NOMINEES

☐ WITHHOLD AUTHORITY FOR ALL NOMINEES

☐ FOR ALL EXCEPT (See instructions below)

NOMINEES:

○ David J. Dalrymple	Three year term
○ William D. Eggers	Three year term
○ John F. Potter	Three year term
○ Thomas R. Tyrrell	Three year term

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark "FOR ALL EXCEPT" and fill in the circle next to each nominee you wish to withhold, as shown here: ●

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

This Proxy will, when properly executed, be voted as directed by the shareholder.

In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment thereof.

If no direction is given, this proxy will be voted 'For' the election of the nominees in Proposal 1, 'For' Proposal 2, 'FOR' Proposal 3, and 'For' Proposal 4.

Signature of Shareholder ______ Date: ______ Signature of Shareholder ______ Date: ______

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.